UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NORTHWEST NATURAL HOLDING COMPANY

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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250 SW TAYLOR STREET

PORTLAND, OR 97204

April 15, 2021

To the Shareholders of Northwest Natural Holding Company:

At the time we are distributing this notice of the 2021 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company), the world has grappled with the novel coronavirus (COVID-19) pandemic for over a year, with widespread global, national, and local impacts and disruptions. We are heartened by national and local COVID-19 vaccination deployment, and at the same time cognizant of medical expert advice regarding possible surges in new COVID-19 variants before our communities reach adequate vaccination immunity levels. At the time of our annual meeting, we expect the jurisdiction in which we operate to remain subject to restrictions on gathering size, and we expect that all of our employees will have not yet had the opportunity to become fully vaccinated. After careful consideration, the NW Holdings Board of Directors has determined to hold the 2021 Annual Meeting virtually, via a live webcast. Our Board of Directors did not come to this decision lightly. We believe this format is important to protect the health and well-being of our shareholders, employees, directors and communities. While we will miss welcoming our shareholders in person, we have made arrangements to hold an electronic, webcast meeting that will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting. We appreciate your understanding and support as we navigate these unprecedented times and challenges. It is our sincere hope that you and your families are taking the steps necessary to remain safe and healthy! We look forward to gathering with our shareholders in person at our next annual meeting.

We cordially invite you to attend the 2021 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Thursday, May 27, 2021, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2021. We look forward to greeting as many of our shareholders as are able to join us. At the meeting you will be asked to consider and vote upon three proposals: (1) the election of four Class I directors for terms of three years and the election of two Class III directors for terms of two years; (2) an advisory vote to approve named executive officer compensation; and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2021. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, and 3.

In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 8, 2021, the record date set for the meeting. In order to attend the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/NWN2021, where you will be prompted to enter the control number found on your proxy card or your Voting Instruction Form. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website during the meeting. Please see page 2 for further instructions on attending the Annual Meeting. Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2020 Annual Report, which is also enclosed. We also invite you to review NW Holdings’ inaugural Environmental, Social and Governance (ESG) report found at www.nwnatural.com/about-us/environment/business-practices, which highlights all of the important work NW Holdings has accomplished in these areas.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

C. Scott Gibson	David H. Anderson
Chair of the Board	President and Chief Executive Officer

NORTHWEST NATURAL HOLDING COMPANY

250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 15, 2021

To our Shareholders:

The 2021 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company) will be held on Thursday, May 27, 2021 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2021 for the following purposes:

1.	to elect four Class I directors for terms of three years and two Class III directors for terms of two years;
2.	to conduct an advisory vote to approve the named executive officers’ compensation;
3.	to ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2021; and
4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

We are holding the Annual Meeting in an electronic meeting format to do our part to protect the health and well-being of our shareholders, employees, directors and communities from COVID-19. This format will allow you to vote your shares electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 8, 2021, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan to vote any shares held for shareholders’ benefit thereunder, as indicated on the proxies. In addition, the trustee of Northwest Natural Gas Company’s (NW Natural) Retirement K Savings Plan (401(k) Plan) will vote any shares of NW Holdings common stock that are allocated to participants’ 401(k) Plan accounts as directed by the participants. To the extent participants do not provide voting directions, the trustee will vote the undirected shares in the same proportion as the 401(k) Plan shares for which voting directions are received. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding internet and telephone voting also are included in the enclosed proxy card or Voting Instruction Form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2021

This Proxy Statement and our 2020 Annual Report are available at www.nwnaturalholdings.com.

Your vote is very important to us. We urge you to vote by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy by the internet or telephone in accordance with the instructions in the enclosed proxy card or Voting Instruction Form, as soon as possible. Your prompt vote will save us the additional expense of further requests to ensure the presence of a quorum. You may vote electronically at the virtual meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

PROXY STATEMENT

OF

NORTHWEST NATURAL HOLDING COMPANY

April 15, 2021

INFORMATION REGARDING

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2021

Proxy Statement

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Thursday, May 27, 2021, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2021. We are holding the Annual Meeting in an electronic meeting format to do our part to protect the health and well-being of our shareholders, employees, directors, and communities from COVID-19. This format will allow you to vote your shares electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 8, 2021 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2020, including audited financial statements, is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 15, 2021.

HOW TO VOTE BY PROXY AND REVOKE YOUR PROXY

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

•	Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 26, 2021.
•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•	On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 26, 2021.
•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, and 3, as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.
•

Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING YOUR SECURITIES

The 30,655,189 shares of NW Holdings common stock outstanding on April 8, 2021 were held by 4,588 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 8, 2021 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 8, 2021 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by the internet or telephone as described above.

ATTENDING THE ANNUAL MEETING

Due to the ongoing pandemic, local gathering restrictions, and our employees’ vaccination status, NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast and shareholders will not be able to attend the meeting in person. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2021, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins.

PROPOSAL 1—ELECTION OF DIRECTORS

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors (Board) shall be composed of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 13.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of the Class I directors, and two recently appointed Class III directors, expire at this year’s Annual Meeting. Messrs. Boyle and McCurdy and Ms. Enand and Ms. Wasson are nominees for election to the Board as Class I directors to serve until the 2024 Annual Meeting or until their successors have been duly qualified and elected. Ms. Lee and Mr. Partain are nominees for election to the Board as Class III directors to serve until the 2023 Annual Meeting or until their successors have been duly qualified and elected. Mr. Boyle and Ms. Wasson were last re-elected to the Board of Directors by the shareholders at the 2018 Annual Meeting and Ms. Enand was last elected to the Board of Directors by the shareholders at the 2020 Annual Meeting. Hon. McCurdy was appointed to the Board of Directors effective July 1, 2020 and Ms. Lee and Mr. Partain were appointed to the Board of Directors effective January 1, 2021. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees for the Class I director positions and the two nominees for the Class III director positions who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends the election of the six nominees listed below.

INFORMATION CONCERNING NOMINEES

AND CONTINUING DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to NW Holdings, or NW Natural as predecessor of NW Holdings, Board of Directors, as applicable.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class I

(For a term ending in 2024)

Timothy P. Boyle

President, Chief Executive Officer and Chair of the Board, Columbia Sportswear Company, Portland, Oregon

Age: 71

Director since: 2003

Board Committees: Public Affairs and Environmental Policy

Mr. Boyle is the President, Chief Executive Officer and Chair of the Board of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He has held the President and Chief Executive Officer positions since 1988, except he relinquished his position as President from February 2015 until June 2017. He was appointed as Chair of the Board of Columbia Sportswear Company in January 2020. Mr. Boyle began working with Columbia Sportswear Company in 1970. Mr. Boyle is also a member of the Board of Directors of NW Natural, and is an Emeritus Trustee of Reed College and the Freshwater Trust. In addition, Mr. Boyle is a past member of the Board of Directors of Craft Brew Alliance, Inc., as well as a past trustee of the Youth Outdoor Legacy Fund, and University of Oregon Foundation, where he was past Vice Chair of its Capital Campaign Committee. He is also a past member of the Young Presidents’ Organization. Mr. Boyle earned a Bachelor of Science degree in journalism from the University of Oregon.

Mr. Boyle’s professional experiences, including his service as President and Chief Executive Officer and Chair of the Board of Directors of Columbia Sportswear Company, his service on the NW Natural Board, as well as his prior service as a director of Craft Brew Alliance, Inc., and his current and prior community and public service, enable Mr. Boyle to provide valuable insight to the Board and management regarding public company operations, acquisitions, human capital management, executive compensation, investor and media relations, government relations, and growth and strategic direction, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Monica Enand Founder and Chief Executive Officer of Zapproved, Inc., Portland, Oregon Age: 49 Director since: 2019 Board Committees: Finance and Public Affairs and Environmental Policy

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she currently serves as Chief Executive Officer. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a program manager in the compiler and architecture group at Intel. Ms. Enand is also a board member of NW Natural. Ms. Enand serves as Chair of Auth0, is an immediate past Chair of the Board of Directors of Technology Association of Oregon, is a board member of Oregon Business Council, and is a member of the Oregon Investment Council. Ms. Enand has previously served as a member of Oregon Growth Board and Oregon Innovation Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a bachelor’s degree in computer engineering from Carnegie Mellon University and a Masters of Business Administration degree from the University of Portland.

Ms. Enand brings to the NW Holdings Board entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales, and marketing, allow Ms. Enand to contribute important insights on the Company’s strategy and strategic direction, business development, growth and expansion activities, mergers and acquisitions, business diversification, cyber and information security, finance, compliance, human capital management, marketing and sales, and customer experience and support, which strengthens the Board’s collective knowledge, capabilities and experience.

Hon. Dave McCurdy Former President and Chief Executive Officer, American Gas Association, Kamas, Utah Age: 71 Director since: 2020 Board Committees: Finance and Organization and Executive Compensation

Hon. McCurdy served as President and Chief Executive Officer of the American Gas Association (AGA) from February 2011 to March 2019, representing over 200 natural gas energy and pipeline utilities. From 2007 to January 2011, Hon. McCurdy served as President and Chief Executive Officer of the Alliance of Automobile Manufacturers, an organization of the thirteen largest global auto manufacturers. From 1999 to 2006, Hon. McCurdy served as President and Chief Executive Officer of the Electronic Industries Alliance (EIA) crafting domestic and international policies for EIA’s nearly 1,300-member companies. In 2001, he co-founded the Internet Security Alliance between EIA and the Software Engineering Institute of Carnegie Mellon University. From 1995 to 1999, Hon. McCurdy was the President and Chief Executive Officer of the McCurdy Group, a business consulting and investment practice, serving as a strategic advisor for health care, defense manufacturing and other sectors. Hon. McCurdy served seven terms as a United States Congressman in the United States House of Representatives for the 4th District of Oklahoma from 1981 to 1995. Hon. McCurdy’s distinguished career in Congress included attaining numerous leadership positions, such as Chair of the House Intelligence Committee and Chair of the subcommittees of the Armed Services Committee and the House Committee on Science, Space, and Technology. Hon. McCurdy also practiced law both as an Assistant Attorney General for the State of Oklahoma and in private practice from 1975 to 1980. Hon. McCurdy is a 1972 graduate of the University of Oklahoma and received his JD in 1975 from Oklahoma Law School. As a Rotary International Graduate Fellow, he studied international economics at the University of Edinburgh. He also held a commission in the United States Air Force Reserve, attaining the rank of major and serving as a judge advocate general. McCurdy received the 2017 Business-Government Relations Award from the Bryce Harlow Foundation for honesty, integrity, and strategic leadership. Hon. McCurdy has served on the Board of Directors of LMI, a private defense consulting company headquartered in McLean, Virginia from 2011 to present and is a member of its Audit and Finance Committees. He also serves as an industry expert on the TSA Surface Transportation Security Advisory Committee and on the subcommittee for cybersecurity.

Hon. McCurdy brings to the NW Holdings Board extensive experience in governmental and public affairs as well as a comprehensive understanding of the natural gas industry. As the former President and Chief Executive Officer of the AGA, Hon. McCurdy is well positioned to advise management on utility operations and natural gas distribution, pipeline, storage and other energy matters. In addition, his extensive experience in government, including as a seven-term United States Congressman, and as a leader of several industry organizations, including the AGA, the Alliance of Automobile Manufacturers and the EIA, enables him to provide important insights on government relations and policy development at the federal, state and local level. His breadth of leadership experience across industries, including as a director of LMI, positions him to provide valuable guidance to the Board on a wide variety of matters affecting NW Holdings, including, but not limited to: business development, expansion and strategic direction, customer service and support, risk oversight and cyber security matters, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon Age: 62 Director since: 2014 Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

Ms. Wasson is the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson currently serves on the Boards of Directors of Columbia Sportswear Company, where she is the Chair of the Audit Committee, and NW Natural, where she is also Chair of the Audit Committee. She is also a director and past Chair of the Oregon Business Council. Ms. Wasson formerly served on the boards of Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc., SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the Board on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, mergers and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committees of Columbia Sportswear and NW Natural highlights her substantial experience in finance and accounting matters and positions Ms. Wasson to provide important guidance to the Board on matters of accounting, finance, and corporate governance, as a result of which, the Board has determined that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Wasson’s extensive knowledge and experience of finance, accounting, commercial banking and regulation, and her strong community ties, strengthen the Board’s collective knowledge, capabilities and experience.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class III

(For a term ending in 2023)

Karen Lee Chief Executive Officer of Pioneer Human Services, Seattle, Washington Age: 56 Director since: 2021 Board Committees: Audit and Public Affairs and Environmental Policy

Since 2010, Karen Lee has served as Chief Executive Officer of Pioneer Human Services, a leading nonprofit social-enterprise business based in Seattle, Washington, which operates several businesses to help fund its social mission to assist individuals with criminal histories lead healthy and productive lives. From 2005 to 2010, Ms. Lee served as the Commissioner of the Washington State Employment Security Department. Prior to her role as Commissioner, she held several leadership roles at Puget Sound Energy, including Director of Gas Operations, from 2002 to 2005. She also previously served as an Associate Attorney at K&L Gates LLP in Seattle, Washington, and spent four years as an Officer in the U.S. Army. Ms. Lee holds a Juris Doctorate from the University of Washington School of Law. She is a graduate of the United States Military Academy at West Point, where she earned a Bachelor of Science degree with a concentration in Russian studies and a minor in engineering. Ms. Lee currently serves as a Trustee at Western Washington University, a director at W. Lease Lewis Company, and a director of the Federal Reserve Bank of San Francisco. She is also a member of Washington’s Statewide Reentry Council and the Regence Blue Shield Community Advisory Board. Ms. Lee also previously served as a member of the U.S. Bank Washington Advisory Board. Ms. Lee has been named a “40 Under 40” honoree and one of “Seattle’s Women of Influence” by the Puget Sound Business Journal, and more recently, received an “Executive Excellence” award from Seattle Business Magazine.

As Chief Executive Officer of Pioneer Human Services, Ms. Lee brings to the NW Holdings Board more than a decade of executive and leadership expertise and is well positioned to provide valuable guidance on a wide variety of matters, including, but not limited to: human capital management and development, business growth and strategy, customer experience, business operations, legislative and public policy development, government relations and regulatory matters. Ms. Lee additionally brings to the Board a comprehensive understanding of the natural gas and utility industry, having served in several leadership roles at Puget Sound Energy, including as Director of Gas Operations, and is able to contribute important insights on: natural gas operations and regulation; and local, state and federal regulatory matters. Ms. Lee also has extensive legal and regulatory experience, having served as Commissioner of the Washington State Employment Security Department. Her deep industry expertise, combined with the breadth of her leadership experience across the private, non-profit and public sectors strengthens the Board’s collective knowledge, capabilities and experience.

Nathan I. Partain

Former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co., League City, Texas

Age: 64

Director since: 2021

Board Committees: Finance and Organization and Executive Compensation

Nathan Partain is the former President and Co-Chief Investment Officer of Duff & Phelps Investment Management Co., a position he held from 2005 until December 2020. Previously, Mr. Partain served as Executive Vice President of Duff & Phelps. Earlier, he was with Duff & Phelps Investment Research Co., where he served as the Director of Utility Research, Director of Equity Research, and Director of Fixed Income Research. Mr. Partain currently serves as a consultant to Duff & Phelps Investment Management Co. Mr. Partain also previously served as President and Chief Executive Officer of DNP Select Income Fund Inc., from 2001 to March 2021, and was Chief Investment Officer of DNP from 1998 to 2017, having previously served as its Executive Vice President and Senior Vice President. He also served as President and Chief Executive Officer of Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. from 2004 to March 2021 and President and Chief Executive Officer of Duff & Phelps Utility and Infrastructure Fund Inc. from 2011 to March 2021. Mr. Partain currently serves as a director of DNP Select Income Fund Inc. and DTF Tax-Free Income Inc., a position that he has held since 2007, and as a director of Duff & Phelps Utility and Infrastructure Fund Inc., a position that he has held since 2011.1 He previously served as a director of Duff & Phelps Utility and Corporate Bond Trust Inc. from 2007 until its merger with DNP Select Income Fund Inc. in March 2021. Mr. Partain is serving on the Boards in his individual capacity and not in affiliation with any Duff & Phelps entity. Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain has served on the Board of Directors of Otter Tail Corporation since 1993 and as its Chair since 2011. Mr. Partain is a past National Association of Corporate Directors (NACD) Board Leadership Fellow. He earned a BS and MBA from Sam Houston State University. Mr. Partain is a Chartered Financial Analyst (CFA) and a member of the CFA Society of Chicago.

Mr. Partain brings to the NW Holdings Board significant board oversight and executive leadership, financial and governance expertise as a result of his many years of experience at Duff & Phelps. Mr. Partain’s service as Chair of the Board of Otter Tail Corporation enables him to provide important insight and advice to the Board on a wide range of matters related to the utility and energy industry as well as management oversight, corporate governance, strategic and financial matters. He additionally brings to the Board extensive knowledge of the utility industry gained from over 30 years of providing utility investment research and management services to institutional clients of Duff & Phelps and from his roles with Gulf States Utilities Company, and he is well positioned to advise management on matters of business strategy, growth and development, finance and capital markets, human capital management, and executive compensation. Mr. Partain’s deep industry knowledge, as well as his financial, governance and executive experience, strengthen the Board’s collective knowledge, capabilities and experience.

[1]

DNP Select Income Fund Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility & Infrastructure Fund Inc. are part of a single “fund complex” of registered investment companies under SEC rules that share a common board of directors.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class II

(For a term ending in 2022)

Tod R. Hamachek

Former Chair of the Board, NW Holdings and NW Natural, Ketchum, Idaho

Age: 75

Director since: 1986

Board Committees: Organization and Executive Compensation and Public Affairs and Environmental Policy

Mr. Hamachek served as Chair and Chief Executive Officer of Penwest Pharmaceuticals Company from October 1997 to February 2005. Penwest, which was spun off from Penford Corporation in 1998, was located in Danbury, Connecticut and was engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. Mr. Hamachek was Chair of the Boards of NW Holdings and NW Natural from May 2012 to May 2020. Mr. Hamachek is a director of the Seattle Times Company where he was past Chair of the Compensation Committee, The Blethen Corporation (the majority owner of the Seattle Times Company), and is a member of the Board of Directors of Virginia Mason Franciscan Health in Washington (formed through the 2021 merger of Virginia Mason and CHI Franciscan), where Mr. Hamachek was past Chair of the predecessor entity Virginia Mason Health System. He is also a past director and past President of the Board of Directors of the Sun Valley Museum of Art in Ketchum, Idaho. Mr. Hamachek is a graduate of Williams College and Harvard Business School.

Mr. Hamachek is our longest-serving director, and he brings to the NW Holdings Board a broad array of institutional knowledge and historical perspective, and has participated in a variety of our and NW Natural’s principal standing committees. Drawing on his experience as an executive and director of Penwest Pharmaceuticals Company and an executive of Penford Corporation, along with his other professional experiences, Mr. Hamachek is able to provide important insights to our management and other directors on subjects ranging from corporate governance and corporate strategy to management oversight on large project development, public company operations, acquisitions, executive compensation, and media and government relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 62

Director since: 2007

Board Committees: Finance (Chair), Governance, Organization and Executive Compensation, and Public Affairs and Environmental Policy (Ex Officio)

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Canadian Imperial Bank of Commerce (CIBC), Capital Power Corporation, and Canadian Pacific Railway Limited. She currently serves as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited. Ms. Peverett has also previously served on the Boards of

Directors of Hydro One Inc., AEGIS, Encana Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, Capital Power Corporation, a North American power producer, as well as her board experience at Canadian Pacific Railway Limited and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to advise management on a wide range of natural gas and energy industry-specific strategic and regulatory matters, including large project development and other business matters. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit Committee of Canadian Pacific Railway Limited, a former Chair of the Audit Committees of CIBC, a leading North American financial institution with almost 11 million personal banking and business customers, and Encana Corporation, and a former Audit Committee member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance and financial matters. Ms. Peverett also has extensive knowledge of and training in finance and accounting matters, which strengthen the Board’s collective knowledge, capabilities and experience.

Kenneth Thrasher

Former Chief Executive Officer of Fred Meyer and Compli, Portland, Oregon

Age: 71

Director since: 2005

Board Committees: Governance (Chair), Organization and Executive Compensation (Chair), and Audit

Mr. Thrasher served as Chair of the Board for Alternative Legal Solutions, Inc. (dba Compli), a software solution provider for management of compliance in employment, regulatory, environmental, health and safety, and corporate governance practices from 2002 to 2018, where he also served as Chair and Chief Executive Officer from 2002 through December 2009. Prior to joining Compli, Mr. Thrasher held executive positions with Fred Meyer Inc., including serving as President and Chief Executive Officer from 1999 to 2001 (as a division of the Kroger Co.), as Executive Vice President and Chief Administrative Officer from 1997 to 1999, as Senior Vice President and Chief Financial Officer from 1987 to 1997, and as Vice President and Treasurer from 1982 to 1987. Mr. Thrasher previously served as a member of Compli’s Audit and Compensation Committees. He also currently serves on the Boards of Directors of NW Natural, the Jensen Quality Growth Fund, where he chairs its Audit Committee, and College Possible Oregon where he is Chair of the Board. He serves as Treasurer on the Advisory Board of Children’s Public Private Partnership (CP3). He is also on the Oregon State University College of Business Dean’s Council of Excellence, and is a Senior Director on the Oregon Business Council. Mr. Thrasher previously served as a member of the Boards of Directors for GSL Solutions Inc., Friends of the Children, the Portland State University Foundation, the Cradle to Career Council of All Hands Raised, Albertina Kerr Centers, the Oregon Coast Aquarium, Education Northwest, and the Children’s Institute, is past Chair of Oregon’s Quality Education Commission, and currently is an Emeritus Board Member of Albertina Kerr Centers, the Oregon Coast Aquarium, and the Children’s Institute. Mr. Thrasher earned a Bachelor of Science degree in business administration from Oregon State University and was awarded an honorary doctorate degree from Portland State University in 2012.

Mr. Thrasher brings to the NW Holdings Board a wide range of leadership experiences in both the public and private sectors, including his services as a Director of NW Natural. Mr. Thrasher’s service as an executive at Fred Meyer, Inc. positions him to provide oversight of management on a wide variety of strategic, financial, and public company matters, including, but not limited to, large project development and acquisitions. Mr. Thrasher’s service as an executive, chair, member of the Audit and Compensation Committees of Compli, and member of Finance and Audit committees of Education Northwest enables him to advise management on matters of compliance, regulation, human capital management, executive compensation and corporate governance. Mr. Thrasher’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Thrasher’s other professional experiences, particularly his community and government related experience, provide insight with respect to government, community and media relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Charles A. Wilhoite

Managing Director, Willamette Management Associates, Inc., Portland, Oregon

Age: 56

Director since: 2018

Board Committees: Public Affairs and Environmental Policy (Chair), Audit and Governance

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as a member of the Board of Trustees of Meyer Memorial Trust, as well as serves as a board member of NW Natural, Legacy Health, The Nature Conservancy of Oregon, Inc., Portland Business Alliance, the Oregon Housing Stability Council, and the National Association of Corporate Directors Northwest Chapter. He also serves as an advisory board member of Metal Toad Media and has been appointed by Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and Meyer Memorial Trust, past Chair of the Portland Police Bureau Budget Advisory Committee, and immediate past Chair of The Nature Conservancy of Oregon, Inc. and the Federal Reserve Bank of San Francisco-Portland Branch. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans, U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, Oregon Health & Science University Medical Group, and the Federal Reserve Bank of San Francisco-Portland Branch, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance, and accounting, developed from over 28 years of experience as a consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and current and former service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide insight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette Management Associates, Inc. for over two decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of

PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provide an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’ cumulative experience has led the Board to determine he is an “audit committee financial expert” as defined by the SEC rules. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

Class III

(For a term ending in 2023)

David H. Anderson Director, President and Chief Executive Officer, NW Holdings and NW Natural, Portland, Oregon Age: 59 Director since: 2016 Board Committees: None

Mr. Anderson is President and Chief Executive Officer and a board member of NW Holdings and NW Natural. He previously served as President and Chief Operating Officer of NW Natural from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services. Mr. Anderson also serves as President, Chief Executive Officer, and Chair for NW Holdings’ subsidiaries NW Natural Energy, LLC, Northwest Energy Corporation, NWN Gas Reserves LLC, and NNG Financial Corporation, NW Natural RNG Holding Company, LLC, KB Pipeline Company, NW Natural Gas Storage, LLC, and NW Natural Water Company, LLC and their subsidiaries.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company where he has been appointed to the Audit and Compensation Committees. Mr. Anderson is Chair of the Board of the American Gas Association (AGA), where he is also a member of the Executive Committee, Finance Committee, Compensation Committee and Safety, Resilience/Reliability, and Security Task Force. He is also a board trustee of the American Gas Foundation, a director of the Oregon Business Council, and a member of SOLVE Founder’s Circle. Mr. Anderson has also been appointed by Oregon Governor Kate Brown to serve on Oregon’s Global Warming Commission. Mr. Anderson is a past board member of the Northwest Gas Association, Portland Business Alliance, Portland State Foundation, and Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Co-Chair of the AGA Clean Energy Task Force, and past Chair of the AGA Audit Committee, the AGA Finance Committee, the AGA Fiscal and Tax Committee, the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past advisory board member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a CPA (ret.) and Chartered Global Management Accountant.

Mr. Anderson serves a key leadership role on the Board of NW Holdings and provides the Board with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business, its finance and operations, the energy industry generally, and the Company’s challenges and opportunities. He acts as the principal intermediary between management and the independent directors of our Board, and communicates to the Board management’s perspective on important matters brought before the Board. Mr. Anderson’s 16 years with NW Natural, his over 30 years’ experience in the energy industry, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations as well as matters relating to the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s business, operations, and financial positioning, as well as with respect to the communities the Company serves. Mr. Anderson’s combined professional skills and insights from his position as President and Chief Executive Officer, as well as his previous executive positions with NW Natural, strengthen the Board’s collective knowledge, capabilities and experience.

John D. Carter Former Chair of the Board, Schnitzer Steel Industries, Inc., Bend, Oregon Age: 75 Director since: 2002 Board Committees: Audit and Finance

Mr. Carter served as Chair of the Board of Schnitzer Steel Industries, Inc. from December 2008 to March 2020 when he was appointed to the position of Chair Emeritus until his retirement in January 2021. Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries, Inc. from May 2005 to December 2008. From 2002 to May 2005, he was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, as well as other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc., including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary of Bechtel Group, Inc., and other operating groups. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is a director of NW Natural and FLIR Systems, Inc., where he also served as a past Chair of its Governance Committee. Mr. Carter also previously served as a director and Chair of the Board of privately-owned Kuni Automotive and as a director of privately-owned JELD-WEN Holding, Inc., prior to it becoming publicly-traded in January 2017. In the United Kingdom, he served as a director of London & Continental Railways until February 2006, and, until December 2005, he served as a director of Cross London Rail Links, Ltd. Mr. Carter also serves on the Board of the Oregon Business Council. He is a former Chair of the Oregon Business Plan and a former member of the boards of Grow Oregon and the Nature Conservancy of Oregon. Mr. Carter is a graduate of Stanford University and Harvard Law School.

Mr. Carter brings to the NW Holdings Board a broad array of executive, leadership and board service experiences that contribute to the Board’s governance of the Company. Mr. Carter’s extensive executive senior management experiences, including his positions at Bechtel and as President and Chief Executive Officer of Schnitzer Steel Industries, Inc., as well as his other current and prior board service, including as Chair of the Boards of Schnitzer Steel Industries, Inc. and Kuni Automotive, as Chair of the Governance Committee and a director of FLIR Systems, Inc. and as a director of NW Natural and JELD-WEN Holding, Inc., enable him to provide effective oversight of management and insight into a wide variety of strategic, corporate governance and financial matters, including, but not limited to, experience in large project development, acquisitions, human capital management, executive compensation, media and governmental relations, growth orientation, change management, and strategic direction. In addition, Mr. Carter’s tenure as General Counsel of Bechtel Group, Inc., where the Chief Financial Officer and finance group reported to him, and prior experience as a partner in a San Francisco law firm brings to the Board substantial legal and governance expertise. Mr. Carter also has extensive knowledge of finance and accounting matters, including through his service as President and Chief Executive Officer of Schnitzer Steel Industries, Inc. and Bechtel Enterprises, Inc., the finance and project development subsidiary of Bechtel Group, Inc., as a result of which, the Board has determined that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Carter’s multifaceted skill set and professional experiences strengthen the Board’s collective knowledge, capabilities and experience.

C. Scott Gibson Chair of the Board, NW Holdings and NW Natural, Jackson, Wyoming Age: 68 Director since: 2002 Board Committees: Governance

Mr. Gibson has been President of Gibson Enterprises since its formation in 1992. In 1983, Mr. Gibson cofounded Sequent Computer Systems (Sequent), an Oregon-based computer systems company, that grew from a start-up to approximately $815 million in annual sales, going public in 1987. Mr. Gibson served as its President from 1988 until March 1992 and as its President and Co-CEO from 1990 until March 1992. While Co-CEO at Sequent, Mr. Gibson received the CEO of the Year Award from the American Electronics Association. Before his tenure at Sequent, Mr. Gibson served as General Manager for the Memory Components Division of Intel Corporation. Mr. Gibson was elected to Chair of the Boards of NW Holdings and NW Natural in May, 2020. Mr. Gibson also currently serves as a director of Pixelworks, Inc. and as a member of the Commercial Advisory Board of Noble.AI. In April 2021, Mr. Gibson was appointed to the Board of Directors of Wireless Telecom Group, Inc. and currently serves as its Vice Chairman and Chair of its Board Strategy Oversight Committee. He has previously served as a director of Radisys Corporation, Verigy Pte. Ltd. and Qorvo, Inc., the surviving company of the TriQuint Semiconductor merger, and as a member of the Board of Trustees of Franklin W. Olin College of Engineering. Mr. Gibson also serves as a member of the Board of Trustees of St. John’s Health and the Community Foundation of Jackson Hole in Jackson Hole, Wyoming. He previously served for ten years on the Governing Board of Oregon Health & Science University (OHSU), including as its Vice Chair and Chair of its Audit and Finance Committees, as well as on the OHSU Foundation Board. He additionally served for a decade on the Oregon Community Foundation Board, including as its Vice Chair. Mr. Gibson earned a Bachelor of Science degree in electrical engineering and a Masters in Business degree from the University of Illinois. He is currently a National Association of Corporate Directors (NACD) Leadership Fellow, having completed the NACD’s program for corporate directors.

Mr. Gibson brings to the NW Holdings Board and the NW Natural Board, on which he also serves, extensive experience as a director of publicly-traded companies, including Pixelworks, Inc. and Wireless Telecom Group, Inc., and formerly, Qorvo, Inc., Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd. He is a professional public company and non-profit board member, dedicating all his work hours to the boards and companies on which he serves. Based on this experience and other professional experiences, Mr. Gibson is able to deliver important insights to our management and other directors on subjects ranging from management oversight to growth orientation, change management and strategic direction. In particular, Mr. Gibson’s service as an audit committee member of Pixelworks, Inc., and formerly Qorvo, Inc., Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd. highlights Mr. Gibson’s substantial experience in finance and accounting matters and positions Mr. Gibson to provide important guidance to the Board on matters of accounting, finance, and corporate governance. Additionally, Mr. Gibson’s current service as Chair of the Compensation Committee of Pixelworks, Inc. and former service on the Compensation Committees of Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd., as well as his former service on the Governance Committees of Pixelworks, Inc., Qorvo, Inc., and Radisys Corporation, enables him to substantially contribute to Board matters involving executive compensation, human capital management, and general corporate governance. Mr. Gibson’s broad and varied public company leadership service strengthens the Board’s collective knowledge, capabilities and experience.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organizational meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2020, all of our then-current directors, other than Martha L. “Stormy” Byorum, attended the Annual Meeting of Shareholders.

During 2020, there were nine meetings of the Board of Directors, each of which included an executive session of non-management directors. No director attended fewer than 75 percent of the aggregate meetings of our Board and Committees on which he or she served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards, as amended July 22, 2020, are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 25, 2021, the Board determined that twelve of the thirteen directors met the independence criteria. They are directors Boyle, Carter, Enand, Gibson, Hamachek, Lee, McCurdy, Partain, Peverett, Thrasher, Wasson, and Wilhoite. The Board previously determined that Mark S. Dodson, who retired from the Board effective May 28, 2020, and Martha L. “Stormy” Byorum, who retired from the Board effective December 31, 2020, were independent.

Board Nominations

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chair of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company and the disciplines represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity, and independence.

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as a factor in evaluating candidates for Board membership. The Board believes that diversity with respect to factors such as background, experience, skills, geographic location, race and gender are important considerations in Board composition. The Governance Committee discusses diversity considerations in connection with each director candidate, as well as on a periodic basis in connection with the composition of the Board as a whole. In addition, the Governance Committee and the Board conduct formal self-evaluations each year that include an assessment of whether the Governance Committee and the Board have adequately considered diversity, among other factors, in identifying and discussing director candidates. Currently, of thirteen members of the Board, four directors are women, and three directors identify as Black, Indigenous or People of Color (BIPOC). The Governance Committee believes that, as a group, the nominees presented for election at the 2021 Annual Meeting of Shareholders effectively contribute to the Board’s diverse range of backgrounds, experiences and perspectives.

Board Leadership Structure

The current Board leadership structure separates the roles of Chair and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Chair and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and actively recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chair presides and only the non-management directors are present. Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and the Finance Committee and Public Affairs and Environmental Policy Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Corporate Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks, including, but not limited to, risks related to business continuity and disaster response, gas supply, distribution and storage operations, strategic planning and business development, environmental and climate change matters, business improvement and information technology, market competition, economic environment, governance, legislative and regulatory risk and compliance, state and federal regulatory process and environment, financial performance, business integrity and compliance, financial reporting and internal controls, financing programs, pensions and retirement plans, reputational risk, human capital management, compensation and employee benefits, succession planning (including the CEO), human risks such as safety and diversity, equity and inclusion matters, and Company culture. Committee oversight authority with respect to risk management is described in more detail below. The Board periodically reviews its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Appropriate members of management serve as liaisons to Board committees, attend Board and committee meetings and regularly discuss with the Board and the committees various risks confronting the Company.

Management reports regularly to the Board on significant risk categories. Additional review or reporting on enterprise risks is conducted as needed or requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, OECC, and Public Affairs and Environmental Policy. Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at the end of each committee meeting; the independent chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

The table below shows the current membership of the Board and each standing committee and the number of meetings held during 2020.

Board and Committees

Director	Board	Audit[1]	Organization and Executive Compensation	Governance	Finance	Public Affairs and Environmental Policy
David H. Anderson	X
Timothy P. Boyle	X					X
John D. Carter	X	X			X
Monica Enand	X				X	X
C. Scott Gibson	Chair			X
Tod R. Hamachek	X		X			X
Karen Lee	X	X				X
Hon. Dave McCurdy	X		X		X
Nathan I. Partain	X		X		X
Jane L. Peverett	X		X	X	Chair	Ex Officio[2]
Kenneth Thrasher	X	X	Chair	Chair
Malia H. Wasson	X	Chair	X	X
Charles A. Wilhoite	X	X		X		Chair
Number of Total Meetings in 2020	9	6	4	5	3	2
(1)

Based on its review of relevant information, the Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements and that each of Messrs. Carter, Thrasher and Wilhoite and Ms. Wasson is an “audit committee financial expert,” as that term is defined under applicable Securities and Exchange Commission (SEC) rules.

(2)

Ms. Peverett also serves as a voting member of the Public Affairs and Environmental Policy Committee for purposes of its oversight of NW Natural’s environmental liability and insurance recovery matters.

Audit Committee

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems and cybersecurity, the Company’s enterprise risk management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, and material regulatory issues, including regulatory policy related to financial strategy and policy, capital structure and dividend policy. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management, benchmarking financial performance against peers. The Finance Committee also oversees risks related to the economic environment, and gas supply and pricing, and provides oversight of the Company’s investor relations program and credit agency and NYSE relationships, as well as the Company’s retirement committee. The Finance Committee charter also provides that the Finance Committee will make recommendations to the Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure, including the Corporate Governance Standards discussed below, and evaluates Board and individual director performance. It also considers Board succession plans and any questions of possible conflicts of interest of Board members, as well as director independence, and senior executives and, jointly with the OECC, considers CEO succession plans. The Governance Committee is also responsible for oversight of NW Holding’s integrated environmental, social and governance (ESG) matters.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including, jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce as aging employees retire; with input from the full Board, reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincent inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding Board compensation, and organization and executive succession matters, and annually evaluates executive and director stock ownership guidelines and levels. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Detailed Discussion and Analysis—Executive Compensation Roles and Responsibilities—OECC,” below.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant legislative and regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets, that may impact our business operations, financial performance or public image. It identifies and brings to the attention of the Board current and emerging political and societal trends. The Public Affairs and Environmental Policy Committee oversees our programs and policies relating to civic, human rights, charitable and community affairs, safety, diversity, equity and inclusion, equal employment opportunities, and any other significant corporate social responsibility matters. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees our administrative and litigation matters related to our environmental liabilities. It annually reviews the Company’s major environmental risks and the Company’s plans for managing those risks. In carrying out its functions and responsibilities, the Public Affairs and Environmental Policy Committee considers reports received from NW Natural’s Public Affairs and Environmental Policy Committee regarding its matters of oversight. The Public Affairs and Environmental Policy Committee makes recommendations to the Board in an effort to ensure that we fulfill our objectives in a manner consistent with the responsibilities of good corporate citizenship and any of the Company’s applicable environmental, human rights, or similar policies.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards that provide NW Holdings and its Board of Directors with guidelines designed to ensure business is conducted with the highest level of integrity. The Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards, as amended July 22, 2020, are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.
•

Director orientation, continuing education and technology proficiency expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.

•	The Board and committee structure and function, including expectations for meeting attendance and preparation.
•	Annual CEO report to the Board regarding succession planning and talent management development.
•	OECC recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.
•	Annually, the Board reviews and approves the strategic plan and one-year capital expenditure plans.

•	The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity and the Chief Compliance Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics, to ensure their understanding of our commitments.

The Corporate Secretary and Chief Compliance Officer will refer concerns that come directly before her relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. The Corporate Secretary also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of NW Holdings to file initial reports of ownership and changes in ownership of NW Holdings common stock with the SEC. Based solely on a review of the copies of reports furnished to us and written representations that no other such reports were required, we believe that during our fiscal year ended December 31, 2020, all directors and executive officers timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, except the Form 4 filed on behalf of Kathryn M. Williams on February 28, 2020 inadvertently omitted 2,056 shares of common stock issued pursuant to restricted stock units granted under the Company’s Long Term Incentive Plan. An amended Form 4/A was filed on May 22, 2020.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no “Compensation Committee interlocks” or “insider participation,” which SEC regulations or NYSE listing standards require to be disclosed in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Transactions with Related Persons Policy) specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, must be reviewed by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Transactions with Related Persons Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) whether or not the transaction is otherwise in the best interest of the Company. Upon review of a transaction, the Audit Committee may approve or disapprove the transaction and direct the officers of the Company to take appropriate action. In the event the Audit Committee is not otherwise convening, the transaction may be approved or ratified by the majority of disinterested members of the Board of Directors. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Certain Legal Fees

Ms. Shawn M. Filippi, Vice President, Chief Compliance Officer and Corporate Secretary, is married to a Co-Managing Partner of the Portland office of Stoel Rives LLP. For many years prior to Ms. Filippi’s employment at NW Natural, NW Natural engaged the law firm Stoel Rives LLP as outside legal counsel. The Company continues to engage Stoel Rives LLP from time to time, and intends to do so in the future. Total fees paid to Stoel Rives LLP in 2020 were approximately $960,836. Ms. Filippi’s husband is not compensated by Stoel Rives LLP based on work performed for the Company and does not routinely work on Company matters. Furthermore, his interest is less than 1% of Stoel Rives’ partnership allocation and the annual fees paid by the Company to Stoel Rives LLP in 2020 represented less than 1% of Stoel Rives LLP’s annual gross revenues.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2020 by each person who, to our knowledge, owned beneficially more than five percent of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,011,964	[1]	16.40%
State Street Corporation	2,747,853	[2]	9.00%
SSGA Funds Management, Inc.	1,945,283	[2]	6.37%
State Street Financial Center One Lincoln Street Boston, MA 02111
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,530,130	[3]	11.56%
(1)

Based on information set forth in Schedule 13G filed January 25, 2021 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 4,932,958 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 79,006 shares reported on the Schedule 13G.

(2)

Based on information set forth in Schedule 13G/A filed February 11, 2021 with the SEC by State Street Corporation (State Street), and its subsidiary SSGA Funds Management, Inc. (SSGA), State Street reports that it has shared power to dispose of or to direct the disposition of 2,747,853 shares and shared power to vote or direct the vote of 2,635,761 shares. The filing does not clarify State Street’s power to vote with respect to the remaining 112,092 shares reported on the Schedule 13G/A. SSGA reports that it has shared power to dispose of or to direct the disposition of 1,945,283 shares and shared power to vote or direct the vote of 1,937,507 shares. The filing does not clarify SSGA’s power to vote with respect to the remaining 7,776 shares reported on the Schedule 13G/A. Based on information set forth in Schedule 13G/A filed with the SEC on February 10, 2021, as of January 31, 2021, State Street reports that together with its subsidiaries, it has shared power to dispose of or to direct the disposition of 1,174,253 shares and shared power to vote or direct the vote of 1,079,240 shares, resulting in aggregate beneficial ownership of 1,174,253 shares or 3.85% of the Company’s outstanding common stock. The filing does not clarify State Street’s power to vote with respect to the remaining 95,013 shares reported on the Schedule 13G/A.

(3)

Based on information set forth in Schedule 13G/A filed February 10, 2021 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 3,453,497 shares, shared power to dispose of or to direct the disposition of 76,633 shares, no sole power to vote or direct the vote of any shares and shared power to vote or direct the vote of 52,684 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 3,477,446 shares reported on the Schedule 13G/A.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings’ common stock as of December 31, 2020 by all current directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors, NEOs, and executive officers as a group. If a person’s options are not exercisable within 60 days of December 31, 2020, or the person holds shares in a deferred compensation account and those shares are not scheduled for distribution within 60 days of December 31, 2020 in the event they terminated their service on December 31, 2020, or they hold any other rights to acquire NW Holdings’ common stock that are not vested and will not vest by 60 days after December 31, 2020, such options, shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owners	Number of Shares[1]	Percent of Outstanding Common Stock
Named Executive Officers
David H. Anderson (also a director)	99,679[2]	*
Frank H. Burkhartsmeyer	12,131[3]	*
MardiLyn Saathoff	16,596[4]	*
Kimberly A. Heiting	10,955[5]	*
Justin B. Palfreyman	3,987[6]	*
Directors
Timothy P. Boyle	23,089[7]	*
John D. Carter	52,374[8]	*
Monica Enand	—[9]	*
C. Scott Gibson	5,897[10]	*
Tod R. Hamachek	10,248[11]	*
Karen Lee	—[12]	*
Hon. Dave McCurdy	650[13]	*
Nathan I. Partain	7,000[14]	*
Jane L. Peverett	22,564[15]	*
Kenneth Thrasher	7,863[16]	*
Malia H. Wasson	9,399[17]	*
Charles A. Wilhoite	842[18]	*
All directors and executive officers as a group (24 in number)	315,663[19]	1.032%†
*	The total for each individual is less than 1.0 percent.
†

Based on the total number of shares beneficially owned on December 31, 2020 (including shares owned as of December 31, 2020, options exercisable within 60 days after December 31, 2020, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2020, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2020, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Shares under the Directors Deferred Compensation Plan (DDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days of December 31, 2020, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2020 are included in the table. Unvested RSUs and the remaining shares under the DDCP and DCP are not included in the table as they represent under the terms of the plans rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2020; such shares are more fully disclosed in the footnotes below with respect to each beneficial owner named in table.

(2)

Includes 1,227 shares held directly by Mr. Anderson, 91,281 shares held jointly with Mr. Anderson’s spouse, 5,814 shares issuable under RSUs with a performance threshold within 60 days, 294 shares credited to Mr. Anderson’s account under the DCP, and 1,063 shares held indirectly under the Retirement K Savings Plan (401(k) Plan). Does not include 9,317 shares issuable under unvested RSUs with a performance threshold, and 20,916 shares credited to Mr. Anderson’s account under the DCP.
(3)

Includes 8,607 shares held directly by Mr. Burkhartsmeyer, 2,020 shares issuable under RSUs with a performance threshold within 60 days, and 1,504 shares issuable under time-based RSUs within 60 days. Does not include 3,429 shares issuable under unvested RSUs with a performance threshold.

(4)

Includes 11,867 shares held directly by Ms. Saathoff, 1,767 shares issuable under RSUs with a performance threshold within 60 days, 1,550 shares issuable under time-based RSUs within 60 days, and 1,412 shares held indirectly under the 401(k) Plan. Does not include 2,743 shares issuable under unvested RSUs with a performance threshold, and 8,394 shares credited to Ms. Saathoff’s account under the DCP.

(5)

Includes 6,983 shares held directly by Ms. Heiting, 1,500 shares which Ms. Heiting has the right to acquire within 60 days through the exercise of options, 1,250 shares issuable under RSUs with a performance threshold within 60 days, and 1,222 shares held indirectly under the 401(k) Plan. Does not include 2,222 shares issuable under unvested RSUs with a performance threshold, and 64 shares credited to Ms. Heiting’s account under the DCP.

(6)

Includes 2,000 shares held directly by Mr. Palfreyman, 955 shares issuable under RSUs with a performance threshold within 60 days, and 1,032 shares issuable under time-based RSUs within 60 days. Does not include 1,388 shares issuable under unvested RSUs with a performance threshold.

(7)

Includes 1,895 shares held directly by Mr. Boyle as sole trustee and trustor of Mr. Boyle’s revocable living trust, 20,705 shares credited to Mr. Boyle’s account under the DCP, and 489 shares credited to Mr. Boyle’s account under the DDCP. Does not include 4,403 shares credited to Mr. Boyle’s account under the DDCP.

(8)

Includes 6,712 shares held directly by Mr. Carter, of which 5,000 shares are held under Mr. Carter’s individual retirement account, 37,636 shares credited to Mr. Carter’s account under the DCP, and 8,026 shares credited to Mr. Carter’s account under the DDCP. Does not include 15,597 shares credited to Mr. Carter’s account under the DCP.

(9)	Ms. Enand was appointed to the Board on November 12, 2019 and has until November 12, 2024 to acquire at least $350,000 of NW Holdings stock pursuant to the Company’s Corporate Governance Standards.
(10)

Includes 5,594 shares credited to Mr. Gibson’s account under the DCP, and 303 shares credited to Mr. Gibson’s account under the DDCP. Does not include 7,772 shares credited to Mr. Gibson’s account under the DCP, and 1,520 shares credited to Mr. Gibson’s account under the DDCP.

(11)

Includes 6,983 shares held directly by Mr. Hamachek, 208 shares held directly by Mr. Hamachek’s spouse, 594 shares credited to Mr. Hamachek’s account under the DCP, and 2,463 shares credited to Mr. Hamachek’s account under the DDCP. Does not include 5,379 shares held indirectly by Mr. Hamachek under the DCP, and 22,174 shares credited to Mr. Hamachek’s account under the DDCP.

(12)	Ms. Lee was appointed to the Board on January 1, 2021 and has until January 1, 2026 to acquire at least $350,000 of NW Holdings stock pursuant to the Company’s Corporate Governance Standards.
(13)	Includes 376 shares held directly by Hon. McCurdy, and 274 shares credited to Hon. McCurdy’s account under the DCP.
(14)	Includes 7,000 shares held directly by Mr. Partain.
(15)	Includes 523 shares held directly by Ms. Peverett, and 22,041 shares credited to Ms. Peverett’s account under the DCP.
(16)

Includes 3,500 shares held directly by Mr. Thrasher, 4,000 shares held jointly with Mr. Thrasher’s spouse, 105 shares held by Mr. Thrasher’s spouse, and 258 shares credited to Mr. Thrasher’s account under the DCP. Does not include 1,038 shares credited to Mr. Thrasher’s account under the DCP.

(17)	Includes 4,672 shares held directly by Ms. Wasson, and 4,727 shares credited to Ms. Wasson’s account under the DCP.
(18)	Includes 253 shares held directly by Mr. Wilhoite and 589 shares credited to Mr. Wilhoite’s account under the DCP. Does not include 5,305 shares credited to Mr. Wilhoite’s account under the DCP.
(19)

Includes 32,389 shares held by executive officers not named above, of which 12,508 shares are held directly by these executive officers, 611 shares are held jointly with spouse, 600 are shares that the executive officers not named above have the right to acquire within 60 days through exercise of options under the Restated SOP, 3,436 issuable under RSUs with a performance threshold within 60 days, 920 shares issuable under time-based RSUs within 60 days, and 14,314 shares are held indirectly under the 401(k) Plan. Does not include 6,040 shares issuable under unvested RSUs with a performance threshold, 2,976 shares issuable under unvested time-based RSUs, and 11,103 shares credited to accounts of executive officers not named above under the DCP.

TOTAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is the total number of shares of NW Holdings’ common stock owned, directly or indirectly, as of December 31, 2020 by all current directors and nominees, each of the NEOs included in the Summary Compensation Table below, and all directors, NEOs, and executive officers as a group. This supplemental table is provided to illustrate each specified individual’s total ownership in NW Holdings, specifically including all shares subject to unexercised options, subject to unvested RSUs, and credited to deferred compensation plan accounts that are excluded from the above table entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” as referenced in the footnotes to that table. Amounts included in this table are a different representation of the amounts included in the above table and footnotes entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” and are not in addition to amounts included in that table.

Name of Owner	Total Number of Shares
Named Executive Officers
David H. Anderson (also a director)	129,912
Frank H. Burkhartsmeyer	15,560
MardiLyn Saathoff	27,733
Kimberly A. Heiting	13,241
Justin B. Palfreyman	5,375
Directors
Timothy P. Boyle	27,492
John D. Carter	67,971
Monica Enand	—
C. Scott Gibson	15,189
Tod R. Hamachek	37,801
Karen Lee	—
Hon. Dave McCurdy	650
Nathan I. Partain	7,000
Jane L. Peverett	22,564
Kenneth Thrasher	8,901
Malia H. Wasson	9,399
Charles A. Wilhoite	6,147
All directors and officers as a group (24 in number)	447,444

EXECUTIVE COMPENSATION

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee of the Board of Directors of NW Holdings (OECC) is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted on February 25, 2021 by the Organization and Executive Compensation Committee of the Board of Directors:

Kenneth Thrasher, Chair	Tod R. Hamachek
Dave McCurdy	Nathan I. Partain
Jane L. Peverett	Malia H. Wasson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive summary, elements and objectives of our executive compensation program for 2020, our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2020 compensation results for each Named Executive Officer (NEO).

EXECUTIVE SUMMARY

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to performance and increase long-term shareholder value, without encouraging inappropriate risk-taking. To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:
✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	No change-in-control severance gross-up payments
✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	No new participation in supplemental executive retirement plans for officers appointed after 2019
✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	No routine or excessive perquisites for executives
✓	Utilize tally sheets displaying executives’ total compensation from all sources and the probability of attaining such compensation biennially to make compensation decisions and periodically to consider plan design changes	No encouraging of unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices
✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received, and preclude payout in cases of termination for cause	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term
✓	Modified supplemental executive retirement plans to reduce benefits and expenses	No backdating or repricing of stock options
✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	No dividends on unearned performance shares or RSUs
✓	Use double-trigger change-of-control severance provisions	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking
✓	Conduct annual say-on-pay advisory votes	No employment contracts
✓	Require minimum one-year service for vesting in performance shares and RSUs	No single-trigger performance share vesting on change in control

Elements and Objectives of our Executive Compensation Program for 2020

The following is a summary of our 2020 executive compensation program:

	Compensation Element	Objective(s)	Key Features
FIXED	Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median range of applicable market data with adjustments for experience, relative position, skill marketability, retention concerns, and performance
AT-RISK	Executive Annual Incentive Plan	• Drive achievement of annual performance goals, recognizing that annual goals are essential to long-term performance	• Formula weighted: • 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•  Drive key long-term business results that align with shareholder value over the long term

•  Align executives’ interests with shareholders’ interests

•  Reward executives for driving long-term performance

•  Encourage executive stock ownership

•  Target allocation of 35% restricted stock units with performance threshold and 65% 3-year performance share awards

•  For 2020, formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•  RSUs vest over 4 years, if ROE performance threshold is met

•  Double-trigger change-in-control vesting

BENEFITS	Executive Health, Welfare and Retirement Benefits

•  Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•  Encourage savings for retirement

•  Allow for attraction and retention of experienced mid-career hires

•  Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•  401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•  For executive officers employed prior to 2007, qualified and supplemental non-qualified pension benefits

•  Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and nonqualified deferred compensation plan accounts

SEVERANCE	Change-In-Control Arrangements

•  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•  Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2020 Compensation Programs

Named Executive Officers

Our NEOs for fiscal year 2020 are all employed by NW Natural and are as follows:

Name	Title During 2020(1)
David H. Anderson	President and Chief Executive Officer
Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer
MardiLyn Saathoff	Senior Vice President, Regulation and General Counsel
Kimberly A. Heiting	Senior Vice President, Operations and Chief Marketing Officer
Justin B. Palfreyman	Vice President, Strategy & Business Development
(1)	Titles listed are for NW Natural. Messrs. Anderson and Burkhartsmeyer and Ms. Saathoff hold the same respective offices at NW Holdings.

Allocation of Current vs. At-Risk Compensation

An executive’s base salary is intended to reflect the value of the executive’s position and provide a competitive compensation foundation. The remainder of total direct compensation is at risk and must be earned by achieving short-term and long-term performance goals, which are designed to drive shareholder value. The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk. The following charts show the percentage represented by each of the four components of target total direct compensation in 2020 for the CEO and for the other NEOs, as targeted by the OECC, and show that pay at risk as a percentage of total target direct compensation was 71 percent for the CEO and an average of 57 percent for the other NEOs.

Target Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $73.00, which was the price per share assumed by the OECC when making the grants.

The following charts show the percentage represented by each of the four components of total direct compensation in 2020 for the CEO and for the other NEOs that could have been achieved if the EAIP had paid out at the maximum of 175 percent of target and the performance shares had paid out at the maximum of 200 percent. Based on maximum potential payouts, pay at risk as a percentage of total direct compensation would be 81 percent for the CEO and an average of 69 percent for the other NEOs.

Maximum Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $73.00, which was the price per share assumed by the OECC when making the grants.

Pay for Performance Alignment

2020 Performance

The year 2020 was one of unprecedented challenges and unparalleled accomplishments for NW Holdings. The novel coronavirus (COVID-19), which was declared a pandemic by the World Health Organization in March 2020, resulted in severe and widespread global, national, and local economic and societal disruptions. In Oregon and Washington, where we serve natural gas and water customers, stay-at-home orders were issued in March 2020. Orders were also issued in March in Idaho and Texas where we also serve water customers. These and subsequent executive orders required the closure of “non-essential” business and permitted the continuation of “essential services.” All of the services provided by NW Holdings’ operating companies were considered “essential services” under the executive orders applicable to the jurisdictions in which they operate, and we continued to serve our gas and water customers without interruption.

As a critical infrastructure energy company that provides an essential service to our customers, NW Natural has well-defined emergency response command structures and protocols. In response to the pandemic, NW Natural mobilized its incident command team and business continuity plans in early March 2020, and continues to operate under these structures and protocols, with a focus on the safety of our 1,200 employees and the 2.5 million people, business partners and communities we serve. As the pandemic hit our service territories, NW Natural generally suspended business travel out of our service territory and rapidly implemented work-from-home plans for employees wherever possible. For employees whose role requires them to work in the field or onsite, we worked to follow CDC, OSHA, state specific requirements, and other measures intended to mitigate the spread of the disease and keep our employees and customers safe and informed. Our water companies followed similar protocols.

We undertook a number of other actions in response to the substantial uncertainty brought by the pandemic. For example, at the outset of the pandemic, to strengthen our liquidity and guard against volatile markets, NW Natural quickly executed a $150 million 364-day term loan and issued $150 million 30- year first mortgage bonds with an interest rate of 3.6 percent. Additionally, in response to known issues arising from the trends related to the COVID-19 pandemic, we enhanced cybersecurity monitoring as cyberattackers became more active with much of the economy utilizing work from home protocols. To keep our Board of Directors informed, we held special Board meetings on a more frequent basis. We also rapidly deployed a number of programs and procedures to support our employees during these very trying times, including resiliency education support, additional psychological support services, periodic education on wellness topics, flexible work schedule processes to support employees with caregiving or educational support responsibilities, virtual sessions on wellness topics, periodic employee surveys on employee well-being, and virtual ergonomic assistance to help our remote employees work safely at home, among other programs and supports.

In addition to operating throughout the pandemic of 2020, a supplemental NW Natural incident command team was mobilized for three other unprecedented events in 2020. The first was in May 2020, as social protests in response to racial injustice swept the country, including our service territory. Second, in response to wildfires in our region during September 2020, the incident command team mobilized and responded quickly, monitoring multiple fires, developing system shutdown plans to ensure safety and coordinating with emergency managers in our territory. The incident command team worked to stay ahead of the moving fires and shut down sections of the system as needed. As the fire risk passed and conditions were safe, our crews worked to re-energize the system and confirm it was safe to re-light customers. Management also worked hard to protect our employees and customers during this time, limiting services to emergency calls while air quality was at its worst, supplying employees working outdoors with appropriate respirators and improving indoor air quality at service centers with HEPA filters.

An additional incident command team mobilized for the third time on December 20, 2020, in response to a vehicle crash into a Williams Northwest Pipeline facility that supplied natural gas to NW Natural’s system and approximately 5,500 NW Natural customers, resulting in the largest outage NW Natural has experienced in

65 years. NW Natural crews worked tirelessly through the Christmas holiday alongside mutual aid utility partners, local emergency management teams, and public, private and nonprofit partners to care for our customers while keeping our employees safe during the continuing pandemic. With over 100 workers in the field each day of the event, NW Natural delivered over 2,200 heaters and 1,100 blankets, provided lodging for crews and vulnerable customers at local hotels, engaged in extensive communications efforts to keep our customers informed, and successfully restored service to the vast majority of affected customers in record time by December 27th.

Despite these unexpected challenges, NW Holdings delivered strong financial results and executed on the following important strategic and growth initiatives, all while remaining focused on safety, reliability and excellent customer service:

•

Successfully executed a move to our new corporate operations center, after an extensive multi-year search and evaluation process that focused on seismic preparedness, safety, reliability, the least cost to our customers, and a continued commitment to our employees and the communities we serve

•	Added nearly 11,600 natural gas customers in 2020 for an annual growth rate of 1.5 percent at December 31, 2020
•	Invested $273 million in natural gas and water utility systems to support growth and greater reliability and resiliency
•

Continued to provide customers with essential natural gas and water utility services and assist our most vulnerable community members by temporarily suspending late fees and disconnection charges, working to help our most vulnerable customers access financial assistance, and offering payment plans to help our customers bring their accounts to a healthy status as our economy reopens

•

Scored second in the West among large utilities in the J.D. Power Gas Utility Customer Satisfaction Study and topped all electric and gas utilities in the West in Escalent’s 2019 Cogent Syndicated Utility Trusted Brand and Customer Engagement Residential study

•	Successfully concluded the Oregon general rate case with a revenue requirement increase to support growth and system investments
•	Filed a multi-year general rate case in Washington requesting a revenue requirement to support continued growth and system investments
•

Continued to advance our low carbon pathway and 2035 carbon savings goals, with substantial energy efficiency achievements and implementation of an emissions screening tool to prioritize purchases from lower-emitting producers

•	Completed rulemaking for Oregon Senate Bill 98 enabling NW Natural to procure renewable natural gas (RNG) on behalf of customers and put it on the pipeline in place of traditional natural gas
•	Invested with Tyson Foods in our first development project to convert methane into RNG, with the option to partner in an additional three similar projects in the near term
•	Continued to engage stakeholders in education of the critical role the natural gas system plays in supporting a successful low carbon future
•	Successfully implemented our Journey to Zero safety program to further support and enhance employee safety
•	Successfully implemented temporary cost-savings measures to offset the financial effects of COVID-19
•

Built on our long-standing commitment to diversity, equity and inclusion with additional initiatives in employee education and support, partner and supplier selection, and customer and community outreach

•

Continued to effectively manage cleanup and cost recovery efforts related to NW Natural’s legacy environmental liabilities with continued collection of revenues under regulatory mechanisms in Oregon and Washington

•	Successfully concluded the sale of the Gill Ranch storage facility and our interest in the Trail West Pipeline
•

Advanced our entry into the water sector by closing five water and wastewater utility transactions in 2020, bringing our total connections to approximately 63,000 people through nearly 26,000 connections through approximately $110 million in investments

•	Published our inaugural Environmental, Social and Governance (ESG) Report detailing all of the important work we have been doing in these areas
•	Increased dividends to shareholders for the 65th consecutive year

Combined, all of these events resulted in 2020 fiscal year consolidated net income from continuing operations of $2.30 per share, compared to $2.19 per share, or $2.41 per share on an adjusted, non-GAAP basis, in 2019.2

While NW Holdings’ financial performance for 2020 was strong, the pandemic brought volatile stock markets. Although utilities were one of the few sectors to maintain EPS estimates throughout the COVID-19 crisis, they experienced one of the largest price to earnings contractions over the year, contradicting expectations of how the sector would perform during such circumstances. Along with its sector, NW Holdings’ stock price declined over the year, resulting in a lower-than-expected total shareholder return (TSR), despite strong performance, EPS and dividend yield.

The OECC considered the totality of circumstances for 2020, noting strong financial performance and the range of significant accomplishments important to the long-term success of NW Holdings’ business, alongside unprecedented shorter-term challenges throughout the year, the extent to which the management team rose to each of those challenges, and stock market volatility. In making its final compensation determinations for 2020, the OECC considered alignment of executive compensation with shareholder interests in the short-term with respect to 2020 TSR. The OECC also considered compensation alignment with shareholder interests over the long-term, recognizing the uniqueness of the challenges presented in 2020 and the importance of leadership stability and retaining an experienced, engaged and focused executive team, particularly during unique and difficult times. The OECC determined that the compensation awarded for 2020 aligns pay for performance by recognizing a disappointing stock price during 2020, as well as significant accomplishments, strong performance and results, and management’s continued execution of long-term strategic and growth plans, all while navigating incredibly difficult circumstances and while ensuring safe, reliable and efficient operations for the customers and communities we serve.

Incentives Earned in 2020

Our incentive programs generally consist of cash payments under NW Natural’s Executive Annual Incentive Plan (EAIP) and performance share awards and restricted stock units (RSUs) with a performance threshold under NW Holdings’ Long Term Incentive Plan (LTIP). Performance on annual performance measures in 2020 was reflected in payouts to the NEOs eligible for EAIP awards averaging 116 percent of target out of a possible 175 percent under the EAIP. This payout was due to a 96.70 percent achievement out of a possible 175 percent of the Net Income Factor, achievement of 108.00 percent out of a possible 175 percent of the Operations Factor, and an average achievement of 152.20 percent out of a possible 175 percent on the Priority/Individual Performance Factor for NEOs.

With respect to long-term awards, the three-year average ROIC for the 2018-2020 performance period was 6.23 percent as adjusted, on a non-GAAP basis, resulting in the achievement of the ROIC performance threshold. The Earnings Per Share (EPS) Component resulted in a 122.50 percent payout factor. However, because the performance share award’s Relative TSR Modifier resulted in a reduction of the payout amount by 25 percent, the resulting payout was 75 percent of the amount otherwise earned. The reduction was due to a -20.58 percent TSR over the three-year period resulting in the first percentile ranking of the Russell 2500 Utilities Index. After application of the 25 percent reduction, three-year performance resulted in a payout of 91.88 percent of target, out of a possible 200 percent total opportunity, from performance share awards under the LTIP for the 2018-2020 award cycle.

[2]

Adjusted net income and earnings per share are non-GAAP financial measures and exclude the regulatory pension disallowance of $10.5 million pre-tax or $6.6 million, or $0.22 per share after tax. See Exhibit F for GAAP reconciliation.

In addition, the performance threshold for outstanding RSUs was met, as NW Holdings’ adjusted return on common equity for 2020 was 8.16 percent, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 5.07 percent, resulting in vesting of outstanding RSUs scheduled to vest in 2021.

Results of 2020 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 28, 2020, approximately 98 percent of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. Counting abstentions as a vote against, approximately 97 percent of the shareholder votes were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

DETAILED DISCUSSION AND ANALYSIS

Executive Compensation Roles and Responsibilities

OECC. The OECC is responsible for, among other matters, reviewing the performance of the CEO, making recommendations to the Board relating to executive compensation programs and benefit plans, and monitoring risk related to such programs and plans. The Board of Directors has delegated to the OECC its full authority to grant equity awards under the terms of the LTIP and to approve all aspects of executive officer compensation other than cash compensation for the CEO.

The OECC strives to utilize best practices in executing its executive compensation responsibilities. Among other practices, the OECC:

•

annually conducts a review of all executive compensation plans to ensure they provide the type and form of incentives that align with the OECC’s Total Compensation Philosophy centered on pay for performance;

•	generally biennially reviews a total remuneration analysis for all executive officers;
•	reviews and provides input on goals prior to inclusion in executive compensation plans;
•	reviews assessments of accomplishment of goals prior to determining incentive compensation;
•	conducts CEO’s mid-year and annual review to incorporate full Board feedback in the evaluation process;
•	periodically reviews performance of its expert executive compensation consultant and drives compensation consultant selection process approximately every five years; and
•	annually considers whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect.

The OECC also reviews, with the CEO and the Vice President, Chief Human Resources and Diversity Officer, organizational structures and recommends to the Board succession planning for executive positions at least annually. The OECC actively engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses. In addition, the OECC makes recommendations to the Board regarding Board compensation, and annually reviews executive and director stock ownership guidelines and levels.

Use of Management by the OECC. Management provides support to the OECC to facilitate executive compensation decisions, including working with the compensation consultant and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, and implementing the Board’s and OECC’s decisions. The Vice President, Chief Human Resources and Diversity Officer is the primary management contact for the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other executive compensation decisions for executives other than himself.

Use of Consultants by the OECC. For 2020 compensation decisions, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide overall guidance to the OECC in the design and operation of these programs. The Consultant reports directly to the OECC Chair, and the Chair reviews all invoices submitted by the Consultant. The OECC periodically reviews the performance, and assesses the independence, of the Consultant. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used by both management and the OECC to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	the inclusion of compensation program elements;
•	the design and operation of the executive incentive plans;
•	policies for allocating between long-term, short-term and currently paid compensation;
•	policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and
•	the basis for allocating to each of the two primary types of long-term compensation award opportunity.

The OECC reviews the engagement of its Consultant periodically, and as part of that process reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. Pay Governance does not provide any services to NW Holdings other than executive compensation consulting.

OECC Compensation Philosophy and Practices

The OECC uses its total Compensation Philosophy centered on pay for performance to guide its executive compensation decisions. Each year, including 2020, the OECC reviews and adjusts, if necessary, its Compensation Philosophy. The guiding principles of this philosophy are to design executive compensation programs that:

•	attract, retain and motivate talented and qualified executives with competitive total remuneration;
•	motivate high performance by linking a significant portion of pay directly to relevant company performance;
•

align executives’ interests with those of NW Holdings’ shareholders by: (i) requiring meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	pay for the right results by appropriately balancing short- and long-term incentive measures;
•	motivate appropriate risk-taking to achieve designated objectives, but disincent inappropriate risk-taking; and
•

correctly balance compensation that is attractive to executives, affordable to the relevant company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

How Compensation Decisions Are Made

Guided by its Compensation Philosophy and Company performance, the OECC generally targets each component of executive compensation near the applicable market median range for an executive’s position. However, the OECC makes compensation decisions by considering a number of other factors, all of which inform, but none of which dictate, the OECC’s decisions. Our executive compensation programs are sufficiently flexible to allow pay to vary by individual position if warranted by other factors, including the following:

•	the executive’s experience, contribution, relative position and level of responsibility;
•	the performance of the executive during the prior period;
•	marketability of the executive’s skills and retention concerns;
•	the retention value of long-term incentives before vesting;
•	the value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;
•	the extent to which the compensation package encourages meaningful stock ownership by each executive to align that executive’s interests with that of the shareholders; and
•	the extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

Competitive Market Position

One method the OECC uses to achieve its Compensation Philosophy is to target each component of compensation at or near the median range of the applicable competitive market data provided by the Consultant. The Consultant has identified the appropriate range for the median of each component of compensation as follows:

Compensation Type	Compensation Components Included	Range Above or Below 50th Percentile “Median Range”
Base Salary	Base Salary	+/ -10%
Total Cash Compensation	Base Salary and Annual Incentive	+/- 15%
Total Direct Compensation	Base Salary, Annual Incentive and Long-Term Incentives	+/- 20%
Total Remuneration[1]	Total Direct Compensation and Welfare Benefits, and Deferred Compensation and Supplemental Retirement	+/- 20%
(1)	This component is reviewed approximately every two years.

Though targeted at the median range of the applicable competitive market, the program contains several variable components that allow compensation to exceed median competitive pay levels when the performance expectations of the OECC are exceeded, and pay less than median competitive compensation when performance results do not meet those expectations.

We are likely to attract candidates for most of our executive positions from the energy service market, specifically, from gas, electric, water or combination utility companies in the United States. At times general industry market information may also be considered for certain executive positions that can be found in any industry. In preparing their competitive market assessment each year, the Consultant evaluates the appropriate survey data comparisons. In 2019, the Consultant recommended, and the OECC approved for 2020, a peer group of 19 gas, electric, water and combination utilities with median annual revenues of $1.2 billion (identified in Exhibit A), and the Consultant provided compensation data from the most recent proxy statements of these peer companies. For 2020, the Consultant also presented a blend of two sets of survey data, for companies with less than $1 billion in revenues (identified in Exhibit B) and companies with between $1 billion and $3 billion in revenues (identified in Exhibit C), from the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2019, and the WTW, General Industry Executive Compensation Database, 2019 for companies with between $500 million and $1 billion in revenue (identified in Exhibit D). Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2019 as a reference (identified in Exhibit E). The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant provides recommendations as to use of proxy data or relevant survey data, including circumstances when other data may be a more appropriate guide.

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2020, as well as the percentage increase of such adjustments compared to salary prior to March 1, 2020 and information regarding the median salary shown by market data provided by the Consultant.

				Market Data[1]

Name	Salary Effective Prior to March 1, 2020	Salary Effective March 1, 2020	Percentage Increase	Median Salary of Market Data	Percent Above or (Below) Median of Market Data
David H. Anderson	$710,000	$750,000	6%	$760,000	(1)%
Frank H. Burkhartsmeyer	428,500	458,500	7%	523,000	(12)%
MardiLyn Saathoff	381,000	400,500	5%	422,000	(5)%
Kimberly A. Heiting	310,000	341,000	10%	444,000	(23)%
Justin B. Palfreyman	295,500	316,500	7%	343,000	(8)%
(1)	The OECC determined to use peer proxy data for Messrs. Anderson, Burkhartsmeyer and Ms. Saathoff and energy survey data for Ms. Heiting and Mr. Palfreyman.

The OECC set salaries for the NEOs using peer proxy data, energy service company survey data, and general industry survey data as guides. The OECC considered each NEO’s functional position and areas of responsibility and applied adjustments to Mr. Burkhartsmeyer’s position comparator for additional responsibilities in information technology, the project management office, and purchasing; an adjustment to Mr. Palfreyman’s position for his additional role as President of the Company’s water subsidiaries; and an adjustment to Ms. Saathoff’s position to reflect additional responsibilities of rates, regulatory affairs and security and facilities. After the application of these adjustments for additional areas of responsibilities, the salaries for Mr. Anderson, Ms. Saathoff and Mr. Palfreyman were set within the median range of the applicable market data, and Mr. Burkhartsmeyer’s salary was set slightly below the median range of the applicable market data. Ms. Heiting’s salary was set 23 percent below the median of energy survey data, reflecting her relatively recent assumption of operations responsibilities.

The following discussion and analysis contains statements regarding individual and corporate performance measures, targets and goals. These measures, targets and goals are used for purposes of executive incentive compensation programs, and in some cases incentive compensation programs that are available to other employees in our businesses. These measures, targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered. The results reported with respect to these incentive compensation programs are used specifically for executive incentive compensation programs, and NW Holdings and NW Natural caution investors not to apply these statements to other contexts. Furthermore, these prior results are not intended to be and are not indicative of either NW Holdings’ or NW Natural’s future financial performance.

Executive Annual Incentive Plan

The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.3 Participation in the EAIP, as of December 31, 2020, was limited to 12 participants, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” in the event of misconduct.

[3]

The financial goals and performance measures in our compensation plans are tied to the top-level consolidated enterprise, NW Holdings, the ultimate parent, and publicly traded, company. In recognition that NW Natural is currently NW Holdings’ largest operating subsidiary, contributing the majority of NW Holdings’ financial results, certain operational metrics in our compensation plans are tied to NW Natural’s operational performance.

Target and actual awards in dollars and as a percent of base salary in effect on December 31, 2020, for 2020 incentive awards paid in 2021, are set forth in the table below and illustrated in the bar chart immediately following the table for NEOs. The below table also displays median target total cash compensation from market data and the percentage above or below that median of each NEO’s total target cash compensation (target EAIP award plus base salary).

					Market Data
Named Executive Officer	Target Award % of Base Salary	Target Award Amount[1]	Actual Award % of Base Salary	Actual Award Amount	Median Target Total Cash[2] From Market Data	% Target is Above or (Below) Total Cash[2] Median from Market Data
David H. Anderson	85%	$637,500	97%	$728,000	$1,500,000	(8)%
Frank H. Burkhartsmeyer	50%	229,250	57%	260,000	781,000	(12)%
MardiLyn Saathoff	45%	180,225	54%	215,000	622,000	(7)%
Kimberly A. Heiting	45%	153,450	51%	175,000	614,000	(19)%
Justin B. Palfreyman	45%	142,425	53%	168,000	500,000	(8)%
(1)	Maximum award amount is 175% of target award amount.
(2)	Total cash compensation is determined by adding annual incentive amounts to annual base salary amounts in effect on December 31, 2020.

The OECC set the target amount payable under the EAIP to Mr. Anderson at the level that, when combined with base salary, placed his total target cash compensation near the 50th percentile of peer proxy data. The OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Messrs. Burkhartsmeyer’s and Palfreyman’s and Ms. Saathoff’s positions for target total cash compensation that were applied for purposes of base salary. After the application of these adjustments for additional areas of responsibilities, the total targeted cash compensation for Mr. Anderson, Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman were set within the median range of the applicable market data and total targeted cash compensation for Ms. Heiting was set slightly below the median range of the applicable market data, reflecting her relatively recent assumption of operations responsibilities.

The OECC gives considerable attention to what performance measures are appropriate for the EAIP. The OECC has authority to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests of our businesses or shareholders long-term, particularly during challenging times. As an additional safeguard to this ability to make adjustments to performance measure calculations, the OECC has authority to recommend an award increase up to a maximum of 175 percent of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved. The OECC exercised its authority in 2020 by adjusting net income upward by $1.4 million in order to account for lower late fees and reconnection revenues in 2020 due to the COVID-19 moratorium on service disconnections. The OECC determined that management should be held harmless because the late fees are expected to be recovered in a future period under regulatory deferral orders, and that the amount expected to be recovered is included in future budgeted amounts in the year in which recovery is expected. The OECC also considered and did not make adjustments for certain other items including incremental expense related to the 2020 Oregon wildfire event, customer revenue loss from lower gas usage and customer losses due to COVID-19 and savings achieved by management actions aimed at mitigating the detrimental financial impact of COVD-19.

The formula for the EAIP total incentive award is as follows:

Net Income Factor	X	71.43%	+	Operations Factor	X	28.57%	X	70%	+	Priority/Individual Performance Factor	X	30%	X	Target Award	=	Total Annual Incentive Award

The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, the ranges and targets may be higher or lower than in prior years.

    Net Income Factor. The Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Actual adjusted net income results are interpolated to determine the corresponding performance factor, up to a maximum of 175 percent. For 2020, Net Income Factor levels were:

Minimum (50%)	Target (100%)	Maximum (175%)
$64,904,189	$72,115,765	$77,163,869 or Greater
Amounts less than $64,904,189 result in a 0% payout factor.

NW Holdings net income for 2020, as adjusted, was $71,642,426, resulting in a Net Income Factor equal to 96.70 percent.

    Operations Factor. NW Natural operating goals of significant importance to the enhancement of our overall profitability and productivity were selected by the OECC to comprise the Operations Factor. These operating goals are chosen because they are substantially aligned with the incentive programs for all non-bargaining unit NW Natural employees. While each goal can contribute a goal rating between 0 and 200 percent multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175 percent. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

Sum of	Goal Performance x Goal Weight	for each of Six Key Goals = Operations Factor

A summary of the operating goals for 2020, the weighting of each goal to the overall factor, and the 2020 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%-200%)	Target (100%) Performance	Goal Weight in Operations Factor	2020 Goal Rating Achieved
Customer Satisfaction— JD Power	Ranking by JD Power Gas Utility Residential Customer Satisfaction Survey	No. 4 in West Large – No. 1 in US Overall	No. 2+ in West Large	16.667%	100.00%
Customer Satisfaction— Staff Interaction	Customer contact ratings of 9-10 for customer service representative or service technician interactions	82.80% – 90.80%	86.80%	16.667%	156.00%
Market Share and Growth	Total new meter sets	13,100 – 16,100	14,600	16.667%	0.00%
Public Safety— Damages	Percentage of damage calls with response times of less than 45 minutes	91.63% – 93.63%	92.63%	16.667%	124.00%
Public Safety— Odor Response	Percent of odor calls with response times of less than 45 minutes	81.98% – 85.98%	83.98%	16.667%	68.00%
Employee Safety (Each factor weighted 50%)	DART Rate—Days Away Restricted Time	3.51% – 2.81%	3.16%	16.667%	200.00%
This factor will be 0 in the event of an on the job fatality due to a preventable safety incident.	PMVC—Number of Preventable Motor Vehicle Collision	42 – 34	38

Our operating performance in 2020 resulted in an Operations Factor of 108.00 percent.

Priority/Individual Performance Factor. Thirty percent of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2020 priority goals from which executives derive their Individual Performance Factors included, among other goals:

•	successful execution of our core utility strategic plan at NW Natural;
•	educate stakeholders with respect to the important role of natural gas in a low-carbon future, including NW Natural’s pursuit of a carbon savings goal of 30 percent by 2035;
•	execute on NW Natural’s RNG strategy to further our efforts to convert what goes through NW Natural’s pipes to renewable energy;
•

launch the Journey to Zero employee safety program and achieve improved results in the metrics of reportable injuries, days away and restricted time, and severity rate, and more closely tie manager compensation to employee safety results;

•

enhance public safety and customer reliability by completing specified distribution system and storage projects, implement damage prevention improvements, and develop a comprehensive resilience strategy to support our communities;

•	advance cleanup and cost recovery activities related to NW Natural’s legacy environmental sites;
•	effective management, remediation of, and recovery of costs related to certain NW Natural environmental sites;
•	successfully complete headquarters building development on time and on budget with a successful relocation and termination of prior headquarters lease, and optimize real property assets;
•	advancement of key information technology initiatives, including a data center migration and advancement of cybersecurity posture and maturity;
•	development and implementation of strategy to communicate ESG achievements to investors and other stakeholders;

•	development of plans and policies to attract and retain employees across a diverse spectrum and be the employer of choice;
•	achievement of constructive regulatory objectives, including resolution of NW Natural’s Oregon general rate case that meets overall financial and strategic objectives;
•	successfully execute on our water sector growth objectives and other business and strategic development activities;
•	complete a sale of the Gill Ranch gas storage facility;
•	effectively organize and integrate water companies and execute on a long-term regulatory approach for acquired water sector businesses;
•	continued improvement of customer service, facilities, and system capacity and reliability;
•	continued advancement of strong employee, customer, and system safety, emergency response, and business continuity programs;
•	sustained strong employee engagement, and strong and effective succession planning and diversity programs;
•	achievement of overall customer satisfaction, profitability, growth and productivity targets;
•	enhancement of customer experience to meet evolving customer expectations, and advancement of efficiency and resiliency of customer facing systems; and
•	achievement of EPS, ROIC, earnings before interest, taxes, depreciation and amortization (EBITDA) and operations and maintenance and capital budget goals.

In addition to the above shared executive officer goals, Mr. Anderson identified 2020 CEO performance goals which included achieving additional financial performance goals, advancing certain NW Natural utility business opportunities and initiatives, achieving certain strategies related to our non-utility business and other business development activities, advancing the water sector growth strategy, and continued strengthening of alignment, development, and succession planning activities of the executive management team.

The CEO evaluated the 2020 individual performance of each NEO on a scale from 0 to 175 percent, based on priority/strategic goals specifically identified for each NEO. A rating of 100 percent indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175 percent indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end performance rating for the CEO. The OECC determined that executives had met or exceeded their goals and assigned a rating of 147 percent for Mr. Anderson’s individual performance. Performance of the other NEOs ranged from 143.9 percent to 163.2 percent.

Together with the Net Income Factor of 96.70 percent and Operations Factor of 108.00 percent, the priority/ individual performance of the NEOs resulted in an overall average payout under the EAIP of 116 percent of target.

Long-Term Incentives

In 2020, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and performance shares. For purposes of valuing awards, we define the expected value of each RSU and share of performance share awards as the estimated market price of NW Holdings’ common stock near the grant date. The OECC targeted an allocation of the expected value of long-term incentives for 2020 at approximately 35 percent RSUs with a performance threshold and 65 percent performance share awards. The OECC believes the allocation between RSUs with a performance threshold and performance shares provides a balanced performance focus for executives.

The OECC determined that, given the variability in long-term incentive plan design and weighting across industries, and across companies of various size within industries, the most appropriate guide for targeted long-

term incentive opportunities was the market data provided by the Consultant. The expected value of long-term incentives granted to the NEOs in 2020 are displayed in the below table.

		RSUs with Performance Threshold		Performance Shares		Market Data Long-Term Incentives
Name	Expected Value of Long-Term Incentives (LTI)	Percent of Total Expected LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Expected LTI Value	Target Number of Performance Shares	Median Value of Long-Term Incentives of Market Data	Percent Expected Value Above or (Below) Median of Market Data
David H. Anderson	$1,200,558	35%	5,756	65%	10,690	$1,363,000	(12)%
Frank H. Burkhartsmeyer	500,050	35%	2,400	65%	4,450	400,000	25%
MardiLyn Saathoff	350,400	35%	1,680	65%	3,120	336,000	4%
Kimberly A. Heiting	300,030	35%	1,440	65%	2,670	351,000	(15)%
Justin B. Palfreyman	175,200	35%	840	65%	1,560	148,000	18%

Performance Shares. The first component of our executives’ long-term compensation program is provided through performance shares under our LTIP.4 All of the NEOs participate in the performance share program. The agreement for performance shares “claws back” inflated payouts due to misconduct.

Performance share awards are determined by multiplying the targeted performance share award by a Performance Share Factor. For the 2020-2022 performance cycle (and 2019-2021 and 2018-2020 performance cycles), Performance Share awards are determined as follows:

    ROIC Performance Threshold. A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense, as adjusted pursuant to OECC discretion, divided by (ii) NW Holdings’ adjusted average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the adjusted ROICs achieved in each of the three years of the performance cycle. In order for performance share awards to be paid, the ROIC threshold must be satisfied. For performance share awards made in 2020, the threshold is 4.40 percent. For performance share awards made in 2019, the threshold is 4.41 percent. For performance share awards made in 2018, the threshold is 4.54 percent. The Performance Share Factor is determined by the following formula once the ROIC threshold is met:

3-Year Cumulative EPS Factor x 100%	x	Relative 3-Year TSR Modifier +/- 25%	=	Performance Share Factor

3-Year Cumulative EPS Component. Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share as adjusted pursuant to OECC discretion. Performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS targets on an annual basis in February of each year of the

[4]

The Performance Share Agreements for 2018-2020 specify that upon the holding company reorganization, NW Holding replaces NW Natural for purposes of the obligations and the performance measurement in the Performance Share Agreement.

cycle to better align the EPS component target with the OECC’s intentions. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor
less than 93%	0%
93%	40%
100%	100%
105% or more	185%

3-Year Relative Total Shareholder Return (TSR) Modifier. Relative TSR was chosen because it aligns executives’ interests with shareholders, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group consists of all companies that were components of the Russell 2500 Utilities Index on October 1 of the calendar year immediately preceding the performance period and that continue to be through the performance period, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows:

Relative TSR Percentile Rank	Relative TSR Modifier
less than 25%	75%
25% to 75%	100%
more than 75%	125%

For the same reasons the OECC retained discretion under the EAIP to adjust for certain extraordinary, non-recurring or unplanned impacts as the OECC determines is appropriate, the OECC designed the ROIC performance threshold and EPS component of the performance share awards to permit the OECC to approve adjustments to take into account unanticipated circumstances or significant non-recurring or unplanned events, including but not limited to adjustments to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes.

2018-2020 Performance Share Results. The Performance Share Factor for this period resulted in 91.88 percent of target, or 45.94 percent of a possible 200 percent total opportunity. Minimum, target, maximum and actual share awards for the 2018-2020 performance share awards are set forth in the table below, and the value of the share award levels is illustrated in the following bar chart:

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award[1]
David H. Anderson	—	11,142	22,284	10,237
Frank H. Burkhartsmeyer	—	3,420	6,840	3,142
MardiLyn Saathoff	—	3,420	6,840	3,142
Kimberly A. Heiting	—	2,510	5,020	2,306
Justin B. Palfreyman	—	1,820	3,640	1,672
(1)

Share award amounts do not include cash dividend amounts paid. For actual 2018-2020 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2020” table, below.

(*)	Using a stock price of $45.99, which was the closing price of NW Holdings common stock on December 31, 2020 (the last trading day of 2020).

For the 2018-2020 performance share cycle, the OECC exercised the same adjustment authority under the performance share awards as with the EAIP. Namely, the OECC adjusted the EPS and ROIC components to account for lower late fees and reconnections revenues in 2020 due to the COVID-19 moratorium on service disconnections. As with the EAIP, the OECC determined that management should be held harmless because the late fees are expected to be recovered in a future period under a regulatory deferral order. Combined, these “Performance Share Adjustments” increased cumulative EPS by $0.04 and increased Average ROIC by 0.02 percent. The OECC also considered and did not make adjustments for other items including expenses related to the sale of Gill Ranch Storage, LLC, expenses related to water transactions, an environmental remediation expense write-off associated with the Washington general rate case, incremental expense related to the 2020 wildfire event, customer revenue loss from lower gas usage and customer losses due to COVID-19 and savings achieved by management actions aimed at mitigating the detrimental financial impact of COVID-19.

ROIC Performance Threshold. For the 2018-2020 performance cycle, the three-year average ROIC threshold, that must be satisfied in order for the cycle to pay out, was set at 4.54 percent. The three-year average ROIC for the performance period was 6.23 percent after adjustments by the Performance Share Adjustments, on a non-GAAP basis, resulting in achievement of the ROIC performance threshold.

3-Year Cumulative EPS Component. For the 2018-2020 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (40%)	Target (100%)	Maximum (185%)
$6.22	$6.68	$7.02
EPS results between any two data points are interpolated. Amounts less than $6.22 result in a 0% payout factor.

3-Year Cumulative EPS for the 2018-2020 performance cycle was $6.73, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was $6.77, resulting in a Cumulative EPS factor equal to 122.50 percent.

3-Year Relative Total Shareholder Return (TSR) Modifier. The Relative TSR peer group consists of all companies that were components of the Russell 2500 Utilities Index on October 1, 2017 and that continue to have publicly-traded common stock through December 31, 2020. For the 2018-2020 performance cycle, total shareholder return reflects a significant change in stock price during 2020 amidst market volatility that particularly affected utility stocks, and was a cumulative -20.58 percent, which was at the first percentile of the peer group. This resulted in a reduction of awards to 75 percent of the award otherwise earned under the TSR modifier.

Restricted Stock Units with Performance Threshold. The second component of our executives’ long-term compensation program is provided through Restricted Stock Units (RSUs) under our LTIP. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation. Off-cycle grants may occur when new RSUs are granted to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. Mr. Burkhartsmeyer, as part of his initial attraction and retention package, received a grant of 6,016 RSUs without a performance threshold scheduled to vest ratably on March 1 of each of 2018, 2019, 2020 and 2021, subject to continued employment. Similarly, Ms. Saathoff, in recognition of her promotion to Senior Vice President, Regulation and General Counsel, in July 2016, received a grant of 3,100 RSUs without a performance threshold which will vest one-fourth on each of March 1, 2019 and 2020, and the remaining one-half on March 1, 2021. Mr. Palfreyman, as part of his initial attraction and retention package in September 2016, received a grant of 2,580 RSUs without a performance threshold scheduled to vest one-fifth on each of March 1, 2018, 2019 and 2020, and two-fifths on March 1, 2021 subject to continued employment. All RSU agreements “clawback” payments that were achieved due to misconduct. No other NEO has an RSU agreement without a performance threshold.

An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ return on common equity (ROE) for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. In general, if the performance threshold is met, RSUs vest for 25 percent of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating ROE for awards made prior to 2018, earnings are adjusted to eliminate certain unusual items consisting of changes as a result of new accounting principles, any gain or loss on sale of a business, asset impairment charges that exceed $500,000 other than utility plant impairment, and earnings impacts of new taxes or tax rate changes. For purposes of calculating ROE for awards made in 2018 and subsequent years, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. The OECC exercised the same discretion as to net income for purposes of calculating ROE as previously described for the EAIP. NW Holdings’ adjusted return on common equity for 2020 was 8.16 percent, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 5.07 percent, resulting in the satisfaction of the performance threshold and vesting of outstanding RSUs scheduled to vest in 2021.

Perquisites

The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.

Qualified and Non-Qualified Retirement (Defined Benefit) Plans

Mr. Anderson and Ms. Heiting participate in the NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2020” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.

Qualified and Non-Qualified Deferred Compensation (Defined Contribution) Plans

NW Natural also maintains both tax-qualified and non-tax-qualified defined contribution plans in which the NEOs are eligible to participate. The NW Natural 401(k) Plan is a tax-qualified defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a non-tax-qualified deferred compensation plan. For further discussion of NEO participation in non-qualified deferred compensation plans in 2020, see the “Non-Qualified Deferred Compensation in 2020” table, below.

Change in Control/Severance Agreements

The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholder’s best interests. As such, it recognizes that the uncertainty and questions a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. None of the agreements with officers of NW Natural include provisions for tax gross-up upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.

In general, the OECC prefers not to enter into severance agreements other than for change in control purposes. Accordingly, the OECC has established a guideline that severance benefits may only be provided following a termination without cause in the first five years of employment in a particular position or after a change in control. The benefit for termination without cause, absent a change in control, is reduced over the term of the agreement, which cannot exceed five years. The only such agreements outstanding are with Messrs. Anderson and Burkhartsmeyer, which were entered into upon their appointment to the positions of CEO and CFO, respectively. Mr. Anderson’s agreement provides for the payment of a percentage of his salary if he is terminated without cause on or prior to August 1, 2021, with such percentage of salary declining in 20 percent increments annually from 100 percent of Mr. Anderson’s salary if his employment was terminated without cause on or prior to August 1, 2017 to 20 percent of his salary if his employment is terminated without cause on or prior to August 1, 2021. Mr. Burkhartsmeyer’s agreement provides for the payment of a percentage of his annual salary if he is terminated without cause on or prior to May 17, 2022, with such percentage of salary declining in 20 percent increments annually from 100 percent if his employment were terminated without cause on or prior to May 17, 2018 to 20 percent of his salary if his employment is terminated without cause on or prior to May 17, 2022.

Stock Ownership Guidelines

Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer and President	4x

Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs	2x

Vice Presidents and all other Executive Officers	1x

The OECC annually reviews these guidelines and the progress made by executives against these objectives. Stock ownership for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified deferred compensation plan accounts; and unvested restricted stock units, restricted stock, and in the money stock options. The value of stock owned is determined using the closing price for NW Holdings’ common stock as of last day of the year. Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the OECC retains discretion to extend the time period within which ownership goals are reached. In February 2021, the OECC concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural have a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the OECC and Board have concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Holdings or NW Natural.

Policy on Hedging and Pledging Company Securities

The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse margin.

Regulatory, Tax and Accounting Considerations

Regulatory Treatment

The Company fully assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	encourage efficient, safe and reliable service;
•	encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and
•	focus on customer satisfaction.

See “Executive Annual Incentive Plan—Operations Factor” above.

Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the OPUC in 2020 and by the Washington Utilities and Transportation Commission in 2019. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates
Salaries	Stock Options
Qualified pension plan benefits	Executive Annual Incentive Plan
Contributions related to Qualified Retirement K Savings Plan (401(k) Plan)	Interest accruals and make-up contributions related to Deferred Compensation Plan for Directors and Executives
Health and welfare benefits	Supplemental Executive Retirement Plan
Change-in-control severance benefits
Non-change-in-control severance benefits
Long Term Incentive Plan
Restricted Stock Units
Performance Shares

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to our covered employees. Prior to the Tax Cut and Jobs Act, signed into law on December 22, 2017, certain exceptions to this limitation applied to performance-based compensation. The Tax Cut and Jobs Act eliminated this performance-based compensation exception going forward, but provided limited transition relief for compensation paid pursuant to a contract in effect as of November 2, 2017 that is not materially modified after such date. The Tax Cut and Jobs Act also expanded who a covered employee is under Section 162(m). Beginning with calendar year 2018, a covered employee under Section 162(m) is anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any calendar year after 2016.

Although this tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, the OECC continues to believe that a strong link between pay and performance is critical to align executive and shareholder interests. The OECC will continue to ensure that a significant portion of pay for our executives is at risk and subject to the attainment of performance goals.

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 48, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown.

Realized Compensation Table1

Name and Principal Position	Year	Realized Compensation[2]
David H. Anderson	2020	$2,381,575
President and Chief Executive Officer	2019	3,219,020	[3]
	2018	2,107,810
Frank H. Burkhartsmeyer	2020	1,080,224
Senior Vice President and Chief Financial Officer	2019	1,202,779
	2018	846,482	[5]
MardiLyn Saathoff	2020	957,179
Senior Vice President, Regulation and General Counsel	2019	1,278,649	[3]
	2018	958,451	[4]
Kimberly A. Heiting	2020	704,990
Senior Vice President, Operations and Chief Marketing Officer	2019	778,063	[3]
	2018	592,712
Justin B. Palfreyman[6]	2020	656,453
Vice President, Strategy & Business Development	2019	752,681
	2018	472,998	[6]
(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table. Realized compensation is not a substitute for total compensation. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 48.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year; (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year; and (5) the value realized on exercise of stock options during the applicable year, if any. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards, RSUs or stock options granted but not yet vested and paid or exercised for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plan; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments or de minimis amounts.
(3)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $376,631 for Mr. Anderson, $140,039 for Ms. Saathoff and $78,992 for Ms. Heiting.
(4)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $47,516 for Ms. Saathoff.
(5)	Amount includes an initial hire-on bonus of $100,000, of which $50,000 was paid in each of June 2018 and December 2018 and was part of Mr. Burkhartsmeyer’s attraction retention package.
(6)	Mr. Palfreyman was not a NEO in 2018.

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2018, 2019 and 2020. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS[1] ($)	STOCK AWARDS[2] ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION[1] ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS[3] ($)	ALL OTHER COMPEN- SATION[4] ($)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

David H. Anderson	2020	$743,333	$282,062	$1,211,009	$445,938	$1,046,831	$95,255	$3,824,428
President and Chief Executive Officer	2019	705,833	241,267	1,235,800	514,733	1,474,910	83,234	4,255,777
	2018	679,167	227,506	992,520	423,494	1,218,052	88,895	3,629,634

Frank H. Burkhartsmeyer	2020	453,500	99,637	504,403	160,363	435	60,227	1,278,565
Senior Vice President and Chief Financial Officer	2019	425,917	82,258	411,903	174,742	107	51,932	1,146,859
	2018	410,833	181,800	304,778	153,200	—	42,774	1,093,385
MardiLyn Saathoff	2020	397,250	88,931	353,450	126,069	4,089	57,129	1,026,918
Senior Vice President, Regulation and General Counsel	2019	379,000	73,629	360,491	155,371	2,198	55,807	1,026,496
	2018	367,000	78,122	304,778	136,878	2,127	99,578	988,483
Kimberly A. Heiting	2020	335,833	67,660	302,642	107,340	605,575	16,365	1,435,415
Senior Vice President, Operations and Chief Marketing Officer	2019	308,333	60,582	283,501	126,418	497,487	25,688	1,302,009
	2018	300,000	58,082	223,608	98,918	59,480	56,920	797,008
Justin B. Palfreyman	2020	313,000	68,372	176,725	99,628	232	41,880	699,837
Vice President, Strategy & Business Development	2019	293,583	51,885	180,072	107,115	68	38,272	670,995
	2018	282,500	55,357	162,339	93,643	12	46,001	639,852

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2020 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g). Amounts in column (d) include $100,000 paid as a hiring bonus for Mr. Burkhartsmeyer in 2018.

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. The performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of the final year of the performance period. Amounts included for the performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for 2019 and 2020 would have been $1,195,740 and $983,266 for Mr. Anderson; $398,273 and $409,311 for Mr. Burkhartsmeyer; $348,604 and $286,978 for Ms. Saathoff; $274,100 and $245,587 for Ms. Heiting; and $173,842 and $143,489 for Mr. Palfreyman.
(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans during 2020 were: an increase of $1,039,036 for Mr. Anderson and $603,909 for Ms. Heiting and $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman, who do not participate in a defined benefit plan. The 2020 amounts were calculated using a discount rate of 2.08%, which is 90 basis points lower than the discount rate used for 2019. The 2019 amounts were calculated using a discount rate of 2.98%, which is 107 basis points lower than the discount rate used for 2018. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2020 were: $7,795 for Mr. Anderson, $435 for Mr. Burkhartsmeyer, $4,089 for Ms. Saathoff, $1,666 for Ms. Heiting, and $232 for Mr. Palfreyman. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2020 were: $11,700 for each of Messrs. Anderson, Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2020 were: $60,188 for Mr. Anderson, $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff, Ms. Heiting, and Mr. Palfreyman. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2020 were: $23,367 for Mr. Anderson, $12,663 for Mr. Burkhartsmeyer, $13,756 for Ms. Saathoff, $4,264 for Ms. Heiting, and $6,222 for Mr. Palfreyman. The amounts recorded for enhanced 401(k) contributions during 2020 were: $0 for Mr. Anderson and Ms. Heiting and $14,250 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2020 were: $21,212 for Mr. Burkhartsmeyer, $17,022 for Ms. Saathoff and $9,306 for Mr. Palfreyman. Amounts in column (i) also include a $250 gift card plus $152 gross up expense for each of Messrs. Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table, to the median compensation of all of the Company’s employees other than the CEO. Mr. Anderson’s 2020 compensation calculated for purposes of the Summary Compensation Table was $3,824,428. We estimate that the median annual compensation for all other employees of NW Holdings’ subsidiaries, excluding Mr. Anderson, was $199,040 for 2020, calculated as though it were to be presented in the Summary Compensation Table. As a result, we estimate that Mr. Anderson’s compensation was approximately 19 times that of the median annual compensation for all employees in 2020.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2020 compensation for all individuals, excluding our CEO, who were employed by NW Holdings’ subsidiaries on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2020 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2020; cash incentive bonuses received during 2020; the value of the performance share awards actually paid in 2020; and the value of RSUs vested and paid during 2020. Wages and salaries were annualized for employees who were not employed for the full year.

GRANTS OF PLAN-BASED AWARDS DURING 2020

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2020:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)

David H. Anderson		$—	$446,250	$780,938	—		—		—		$—
		—	—	—	3,207	[2]	10,690	[2]	21,380	[2]	788,174
	2/26/2020	—	—	—	—		5,756	[3]	—		422,836

Frank H. Burkhartsmeyer		—	160,475	280,831	—		—		—		—
		—	—	—	1,335	[2]	4,450	[2]	8,900	[2]	328,099
	2/26/2020	—	—	—	—		2,400	[3]	—		176,304

MardiLyn Saathoff		—	126,158	220,776	—		—		—		—
		—	—	—	936	[2]	3,120	[2]	6,240	[2]	230,038
	2/26/2020	—	—	—	—		1,680	[3]	—		123,413

Kimberly A. Heiting		—	107,415	187,976	—		—		—		—
		—	—	—	801	[2]	2,670	[2]	5,340	[2]	196,859
	2/26/2020	—	—	—	—		1,440	[3]	—		105,782

Justin B. Palfreyman		—	99,698	174,471	—		—		—		—
		—	—	—	468	[2]	1,560	[2]	3,120	[2]	115,019
	2/26/2020	—	—	—	—		840	[3]	—		61,706

Column (i), (j) and (k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—2020 Compensation Programs—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2020 and paid in 2021 are reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent potential performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.2525 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $73.46 per share for RSUs granted on February 26, 2020, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2020 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on relative TSR performance which is a market modifier under share-based compensation accounting guidance. The 2020 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2022. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2022. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares, which was based on a value of $73.73 per share for the performance shares awarded on February 26, 2020, which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2020. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2020:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)[1]
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
David H. Anderson	—	—	—	—	1,125	[3]	$51,739	47,380	[2]	$2,179,006
	—	—	—	—	1,500	[3]	68,985	1,500	[4]	68,985
	—	—	—	—	1,750	[3]	80,483	3,500	[5]	160,965
	—	—	—	—	1,439	[3]	66,180	4,317	[6]	198,539
Frank H. Burkhartsmeyer	—	—	—	—	1,504	[7]	69,169	17,560	[2]	807,584
	—	—	—	—	375	[3]	17,246	—		—
					461	[3]	21,201	461	[4]	21,201
					584	[3]	26,858	1,168	[5]	53,716
					600	[3]	27,594	1,800	[6]	82,782
MardiLyn Saathoff	—	—	—	—	1,550	[7]	71,285	—		—
	—	—	—	—	375	[3]	17,246	13,820	[2]	635,582
	—	—	—	—	461	[3]	21,201	461	[4]	21,201
	—	—	—	—	511	[3]	23,501	1,022	[5]	47,002
	—	—	—	—	420	[3]	19,316	1,260	[6]	57,947
Kimberly A. Heiting	1,500	—	45.74	3/2/2021	—		—	—		—
	—	—	—	—	150	[3]	6,899	11,300	[2]	519,687
	—	—	—	—	338	[3]	15,545	338	[4]	15,545
	—	—	—	—	402	[3]	18,488	804	[5]	36,976
	—	—	—	—	360	[3]	16,556	1,080	[6]	49,669
Justin B. Palfreyman	—	—	—	—	1,032	[7]	47,462	—		—
	—	—	—	—	243	[3]	11,176	6,900	[2]	317,331
	—	—	—	—	246	[3]	11,314	246	[4]	11,314
	—	—	—	—	256	[3]	11,773	512	[5]	23,547
	—	—	—	—	210	[3]	9,658	630	[6]	28,974

Column (d) was omitted as it is not applicable.

(1)	Amounts are calculated based on the price of $45.99, the closing market price for the Company’s common stock on December 31, 2020.
(2)

For both the 2019-2021 and 2020-2022 performance share awards, the share amounts include the maximum level of the awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2021 and 2022, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2020, and that are scheduled to vest based on continued service through March 1, 2021. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2022 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2022 and 2023 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-third of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2022, 2023 and 2024 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(7)	Share amount represents a time-based RSU. The remaining shares will vest on March 1, 2021.

OPTION EXERCISES AND STOCK VESTED DURING 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

David H. Anderson	—	—	15,662	$910,242

Frank H. Burkhartsmeyer	—	—	6,066	366,723

MardiLyn Saathoff	—	—	5,714	344,929

Kimberly A. Heiting	—	—	3,376	194,156

Justin B. Palfreyman	—	—	2,933	175,453
(1)

Amounts represent performance share awards and RSUs with a performance threshold that vested during 2020. The performance shares are related to the three-year award cycle 2018-2020 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $45.99, the closing market price for the Company’s common stock on December 31, 2020, plus dividend equivalents. The performance share award paid at 91.88% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 24, 2021. The value realized includes cash for dividend equivalents of $6.1875 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Anderson, $63,341; Mr. Burkhartsmeyer, $19,441; Ms. Saathoff, $19,441; Ms. Heiting, $14,268; and Mr. Palfreyman, $10,346. RSUs are related to the units that vested on March 1, 2020 and the value realized is based on the closing stock price on the date preceding the payment date, March 3, 2020, or $65.02 per share, plus cash dividend equivalents which were as follows: Mr. Anderson, $23,367; Mr. Burkhartsmeyer, $12,663; Ms. Saathoff, $13,756; Ms. Heiting, $4,264; and Mr. Palfreyman, $6,222. The following RSUs included in the table above do not have a performance threshold: Mr. Burkhartsmeyer, 1,504 shares; Ms. Saathoff, 755 shares; and Mr. Palfreyman, 516 shares. Receipt of the following amounts under performance share awards and RSUs were deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Ms. Saathoff, 739 shares valued at $41,541 and $0 of dividend equivalents; and Ms. Heiting, 17 shares valued at $1,105 and $43 of dividend equivalents. See “Non-Qualified Deferred Compensation in 2020,” below for a discussion of the terms of this plan.

PENSION BENEFITS AS OF DECEMBER 31, 2020

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
David H. Anderson[2]	59	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	16.25	$960,725

		Supplemental Executive Retirement Plan—Tier 1	16.25	6,294,215

Frank H. Burkhartsmeyer	56	N/A	—	N/A

MardiLyn Saathoff	64	N/A	—	N/A

Kimberly A. Heiting	51	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	22.17	1,381,294
		Supplemental Executive Retirement Plan—Tier 2	22.17	607,663

Justin B. Palfreyman	42	N/A	—	N/A
(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2020 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits were unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2020 and a discount rate of 2.08%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2020.

(2)	Mr. Anderson is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service and became 100 percent vested after five years of service. Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2020, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $285,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8 percent of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5 percent of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425 percent of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement.

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 1/3 percent per month (four percent per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 1/2 percent per month (six percent per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2020, Mr. Anderson was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004, including Mr. Anderson and Ms. Heiting. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 (Mr. Anderson) being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 (Ms. Heiting) being participants in SERP Tier 2. Participants must complete five years of service before becoming 100 percent vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit and Social Security benefit, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125 percent of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40 percent of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan and Social Security benefits, as discussed above is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166 percent per month (five percent per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 60 percent for termination at age 48 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($285,000 in 2020) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see “Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees,” above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the actual Retirement Plan benefits. SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

NON-QUALIFIED DEFERRED COMPENSATION IN 2020

Name	Plan Name	Executive Contributions in 2020[1]	NW Natural Contributions in 2020[1]	Aggregate Earnings (Losses) in 2020[1]	Aggregate Withdrawals/ Distributions in 2020	Aggregate Balance at 12/31/2020[1]
David H. Anderson	DCP	$149,767	$60,188	($518,489)	$163,017	$1,713,202
Frank H. Burkhartsmeyer	DCP	—	21,212	1,071	—	55,793
MardiLyn Saathoff	DCP	62,478	17,022	(198,865)	—	728,425
Kimberly A. Heiting	DCP	1,774	—	2,550	—	135,627
Justin B. Palfreyman	DCP	—	9,306	572	—	27,780

(1)

All amounts reported in the Executive Contributions and NW Natural Contributions columns are also included in amounts reported in the Summary Compensation Table above for either 2019 or 2020. The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Anderson, $1,713,202; Mr. Burkhartsmeyer, $55,157; Ms. Saathoff, $728,425; Ms. Heiting, $134,743 and Mr. Palfreyman, $27,440. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans in 2020

Our subsidiary, NW Natural, currently maintains the DCP, under which all deferred contributions in 2020 were made.

Participants in the DCP may elect in advance to defer up to 50 percent of their salaries, up to 100 percent of their annual incentives, and up to 100 percent of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60 percent of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8 percent of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under our 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5 percent of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($285,000 in 2020) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the DCP have been or will be credited to either a “stock account” or a “cash account.” Deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. Transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2020 was approximately 1.21 percent and in 2020 was approximately -35.44 percent, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2020 was 3.15 percent.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under the DCP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 20 percent or more of NW Holdings’ outstanding common stock;
•	the nomination (and subsequent election) of a majority of NW Holdings directors by persons other than the incumbent directors; and
•

the consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, an acquisition of NW Holdings through a merger or share exchange, or an acquisition of more than 50% of the voting securities of NW Natural through a merger, share exchange, or other transaction.

In our plans and agreements, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 30 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs if (i) a change in control had occurred on December 31, 2020, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit[1]	Insurance Continuation[2]	Restricted Stock Unit Acceleration[3]	Performance Share Acceleration[4]	Present Value of SERP Enhancements[5]	Total[6]
David H. Anderson	$2,919,895	$0	$745,385	$602,844	$0	$4,268,124
Frank H. Burkhartsmeyer	1,356,193	55,495	346,562	115,990	—	1,874,240
MardiLyn Saathoff	1,233,667	33,332	306,945	94,773	—	1,668,717
Kimberly A. Heiting	957,295	0	170,379	76,450	166,258	1,370,382
Justin B. Palfreyman	932,333	53,658	171,610	47,453	—	1,205,054

(1)

Cash Severance Benefit. Each NEO has entered into a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. The cash severance benefit for each NEO is equal to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus average annual incentive for the last three years (annualized for annual incentives paid for partial years). These amounts are payable in a lump sum within five days after termination. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Cash Severance Benefit for Mr. Anderson and Ms. Heiting have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the severance agreements also provide for the continuation of life and health insurance benefits for two years following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of two years’ of monthly life and health insurance benefit payments at the rates paid by us for each NEO as of December 31, 2020. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Insurance Continuation for Mr. Anderson and Ms. Heiting have been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2020, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the severance agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2020 multiplied by a stock price of $45.99 per share, which was the closing price of our common stock on the last trading day of 2020, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.

(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2020” table and “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2020 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2020 to 2022. We made similar awards to the NEOs in 2019 for performance over the years 2019 to 2021. The agreements for the performance share awards granted in 2019 and 2020 state that if cash severance benefits are triggered under the severance agreements, we must immediately issue a pro-rata portion of the target award amount based on the portion of the award period completed prior to termination of employment. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $45.99 per share, which was the closing price of our common stock on the last trading day of 2020, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2020.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Mr. Anderson is a participant in the SERP Tier 1, which generally provides for a lump sum benefit payable six months after termination of employment. If a SERP Tier 1 participant’s employment is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 1 participant will receive three additional years of service for purposes of calculating their SERP Tier 1 benefit. Mr. Anderson has already accrued over 15 years of service, the number of years of service at which benefits for SERP Tier I participants under this plan are no longer subject to proration at termination, following a change in control over the SERP benefit he would have received if employment had terminated absent a change in control on December 31, 2020. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Heiting is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating his or her SERP Tier 2 benefit. The amount for Ms. Heiting in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2020.

(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

When Mr. Anderson was promoted to President and CEO of NW Natural effective August 1, 2016, NW Natural entered into a severance agreement with him that provides the following severance benefits if his employment is terminated without cause: 100 percent of his base salary for a termination without cause during the year ending August 1, 2017, decreasing to 80 percent of base salary for a termination in the year ending August 1, 2018, 60 percent for a termination in the year ending August 1, 2019, 40 percent for a termination in the year ending August 1, 2020, 20 percent for a termination in the year ending August 1, 2021, and 0 percent thereafter. If Mr. Anderson’s employment had been terminated without cause on December 31, 2020, he would have been entitled to a payment of $150,000 under this agreement. When Mr. Burkhartsmeyer was hired, effective May 17, 2017, NW Natural entered into a similar severance agreement providing severance for termination without cause equal to 100 percent of his base salary and declining in 20 percent increments over the five years from May 17, 2017. If he had been terminated without cause on December 31, 2020, he would have been entitled to a payment of $183,400 under this agreement.

As of December 31, 2020, Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman held time-based RSUs as described above under “Outstanding Equity Awards.” The RSU award agreements generally require Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman to be employed by NW Natural on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if their employment terminates earlier as a result of death or disability, the RSUs will immediately vest. The value of the RSU payout, based on a stock price of $45.99 per share (which was the closing price of NW Holdings’ common stock on the last trading day of 2020), that Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman would have been entitled to receive on death or disability as of December 31, 2020 was $79,171, $84,502 and $55,780, respectively.

As of December 31, 2020, each NEO held outstanding unvested RSUs with performance threshold as listed in the “Outstanding Equity Awards at December 31, 2020” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100 percent of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $45.99 per share (which was the closing price of our common stock on the last trading day of 2020) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2020 would be: Mr. Anderson, $782,185; Mr. Burkhartsmeyer, $281,168; Ms. Saathoff, $233,274; Ms. Heiting, $179,157; and Mr. Palfreyman, $121,322. As of December 31, 2020, Mr. Anderson was, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Mr. Anderson and Ms. Saathoff would be entitled to receive on retirement as of December 31, 2020 would be: Mr. Anderson $489,866 and Ms. Saathoff $147,955.

As described above under “Grants of Plan-Based Awards During 2020” table and “Compensation Discussion and Analysis—2020 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2020 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2020-2022. We made similar awards to the NEOs in February 2019 for performance over the years 2019-2021. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 60 the officer will be entitled to a pro-rated award payout. For awards granted in 2019 and 2020, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2020 as a result of death or disability, his or her target award for the 2019-2021 performance period would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period, his or her target award for the 2020-2022 performance period would have been reduced to one-third the original target reflecting employment for one year of the three-year performance period, and then he or she would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $45.99 per share (which was the closing price of our common stock on the last trading day of 2020) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Anderson, $633,200; Mr. Burkhartsmeyer, $226,272; Ms. Saathoff, $184,662; Ms. Heiting, $148,942; and Mr. Palfreyman $92,158. As of December 31, 2020, Ms. Saathoff was over age 60 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2019-2021 performance period that Ms. Saathoff would be entitled to receive if she had retired as of December 31, 2020 would be $130,751.

As of December 31, 2020, one NEO held options to purchase common stock as listed in the “Outstanding Equity Awards” table above. Under the terms of her stock option agreement, upon the death or disability of the officer, the standard three-month period for exercising options following termination of employment is extended to one year, but not beyond each option’s original 10-year plus 7-day term. If death or disability of the NEO had occurred on December 31, 2020, there would have been no increase in the value of outstanding options resulting from the extension of the post-termination exercise period from three months to one year based on option values as of December 31, 2020 for three-month and one-year remaining terms calculated using the Black-Scholes option pricing model with the same assumptions used for valuing our options under ASC 718. If an officer terminates employment when eligible for normal or early retirement under our Retirement Plan, the stock option agreement provides that all unexercisable options become fully exercisable and the standard three-month period for exercising options following termination of employment is extended to three years, but not beyond each option’s original 10-year plus 7-day term. As of December 31, 2020, no NEO with stock options was eligible for normal or early retirement under the Retirement Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION IN 2020

Name	Fees Earned or Paid in Cash ($)[1]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[2]	Total ($)
(a)	(b)	(f)	(h)

Timothy P. Boyle	$172,500[3]	$—	$172,500

Martha L. “Stormy” Byorum	193,000[4]	2,039	195,039

John D. Carter	184,000[5]	—	184,000

Mark S. Dodson	91,500[6]	6,079	97,579

Monica Enand	173,250[7]	1,222	174,472

C. Scott Gibson	253,000[8]	2,386	255,386

Tod R. Hamachek	219,750[9]	58,932	278,682

Hon. Dave McCurdy	88,500[10]	10	88,510

Jane L. Peverett	202,000[11]	—	202,000

Kenneth Thrasher	213,500[12]	—	213,500

Malia H. Wasson	209,500[13]	69	209,569

Charles A. Wilhoite	190,000[14]	295	190,295

Columns (c), (d), (e) and (g) were deleted as they are not applicable in 2020. See “Director Fees and Arrangements,” below.

(1)

Amounts in column (b) represent cash compensation earned in 2020 for service as a director of NW Holdings and NW Natural, including any amounts deferred at the director’s election pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.

(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2020. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(3)	Represents $155,250 of fees earned for service as a director of NW Natural and $17,250 of fees earned for service as a director of NW Holdings.
(4)

Represents $173,475 of fees earned for service as a director of NW Natural and $19,525 of fees earned for service as a director of NW Holdings. Ms. Byorum retired from the Board effective December 31, 2020.

(5)	Represents $165,600 of fees earned for service as a director of NW Natural and $18,400 of fees earned for service as a director of NW Holdings.
(6)	Represents $82,350 of fees earned for service as a director of NW Natural and $9,150 of fees earned for service as a director of NW Holdings. Mr. Dodson retired from the Board effective May 28, 2020.
(7)	Represents $155,925 of fees earned for service as a director of NW Natural and $17,325 of fees earned for service as a director of NW Holdings.
(8)	Represents $227,700 of fees earned for service as a director of NW Natural and $25,300 of fees earned for service as a director of NW Holdings.
(9)	Represents $197,775 of fees earned for service as a director of NW Natural and $21,975 of fees earned for service as a director of NW Holdings.
(10)

Represents $79,650 of fees earned for service as a director of NW Natural and $8,850 of fees earned for service as a director of NW Holdings. Hon. McCurdy was appointed to the Board effective July 1, 2020.

(11)	Represents $181,800 of fees earned for service as a director of NW Natural and $20,200 of fees earned for service as a director of NW Holdings.
(12)	Represents $192,150 of fees earned for service as a director of NW Natural and $21,350 of fees earned for service as a director of NW Holdings.
(13)	Represents $188,550 of fees earned for service as a director of NW Natural and $20,950 of fees earned for service as a director of NW Holdings.
(14)	Represents $171,000 of fees earned for service as a director of NW Natural and $19,000 of fees earned for service as a director of NW Holdings.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the Board of Directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

The OECC’s compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The OECC targets the compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, to be aligned near the middle of the market (50th percentile) for about 19 peer companies. The OECC reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2020 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares valued at least $350,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The OECC last reviewed the progress of the directors in achieving these stock ownership objectives in February 2021 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Earned in 2020

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2020 to December 31, 2020 are described below:

NW Holdings

Annual Cash Retainer	$16,500

Extra Annual Cash Retainer for Committee Chairs (other than OECC, Audit, Finance or Governance Committee Chairs)	750

Extra Annual Cash Retainer for Audit Committee Chair	1,500

Extra Annual Cash Retainer for OECC Chair	1,250

Extra Annual Cash Retainer for Finance Committee Chair	1,000

Extra Annual Cash Retainer for Governance Committee Chair	1,000

Extra Annual Cash Retainer for Chair of the Board	9,000

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	1,000

Extra Annual Cash Retainer for OECC Committee Members	750

Extra Annual Cash Retainer for Finance Committee Members	450

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Retainer for Committee Members (other than OECC, Audit, Finance or Governance Committee Chairs)	300

Extra Board/Committee Meeting Fees	150	[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

NW Natural

Annual Cash Retainer	$148,500

Extra Annual Cash Retainer for Committee Chairs (other than OECC, Audit, Finance or Governance Committee Chairs)	6,750

Extra Annual Cash Retainer for Audit Committee Chair	13,500

Extra Annual Cash Retainer for OECC Chair	11,250

Extra Annual Cash Retainer for Finance Committee Chair	9,000

Extra Annual Cash Retainer for Governance Committee Chair	9,000

Extra Annual Cash Retainer for Chair of the Board	81,000

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	9,000

Extra Annual Cash Retainer for OECC Committee Members	6,750

Extra Annual Cash Retainer for Finance Committee Members	4,050

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Retainer for Committee Members (other than OECC, Audit, Finance or Governance Committee Chairs)	2,700

Extra Board/Committee Meeting Fees	1,350	[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans in 2020,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Effective October 1, 2018, the DCP was amended so that eligibility extended to directors and officers of NW Holdings or NW Natural.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2020.

2020 AND 2019 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and subsidiaries paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2020 and 2019:

	2020	2019
Audit Fees	$1,390,550	$1,447,910
Audit-Related Fees	44,250	30,900
Tax Fees	28,000	26,320
All Other Fees	2,700	2,700

Total	$1,465,500	$1,507,830

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and its subsidiaries. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting, in addition to fees for EPA assurance letters.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for accounting research tools in each of 2020 and 2019, and educational seminars in 2019.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings approved or ratified 100 percent of 2020 and 2019 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter, as amended as of July 22, 2020, to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Ms. Wasson and Messrs. Carter, Thrasher and Wilhoite as an “audit committee financial expert.”

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2020, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President, Controller, Treasurer and Chief Accounting Officer, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings before its dissemination.

During 2020, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020 with NW Holdings’ management and the independent registered public accounting firm. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2020 Annual Report on Form 10-K. In addition, the Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent registered public accounting firm for the year ended December 31, 2020 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2020, the Committee reviewed the relationship with its registered public accounting firm, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In December 2019, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent registered public accounting firm and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On February 25, 2021, the Audit

Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2021, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2021. The Committee determined that:

•

for proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent registered public accounting firm to provide;

•	the Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;
•	management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and
•

the Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent registered public accounting firm fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent registered public accounting firm’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent registered public accounting firm any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 25, 2021 by the Audit Committee:

Malia H. Wasson, Chair	Kenneth Thrasher
John D. Carter	Charles A. Wilhoite
Karen Lee

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 26 to 61 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving NW Natural’s annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholder interests: NW Holdings’ performance share awards focus executives on achievement of pre-defined levels of EPS, with positive or negative award modification for TSR performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the Long Term Incentive Plan.

NW Holdings has also adopted a number of pay practices that emphasize fairness to shareholders and good governance. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of change-in-control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the SERP to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards contain provisions that “clawback” from executives certain benefits under those awards in the event of misconduct.

Overall, NW Holdings’ compensation practices are driven by our total compensation philosophy which is designed to provide total remuneration in a manner that motivates high levels of performance, creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At a meeting held February 25, 2021, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings’ for fiscal year 2021. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so.

See “2020 and 2019 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2021 will require the affirmative vote of the holders of a majority of the shares of common stock of NW Holdings present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote.

The Audit Committee and the Board of Directors recommend a vote FOR this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate annual report or proxy statement for each account with the same Social Security Number, please submit your request to Shareholder Services, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our annual report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the annual report, this Proxy Statement, or any future annual reports or proxy statements, contact Shareholder Services, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ annual report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2022 ANNUAL MEETING OF SHAREHOLDERS

The SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2022 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 16, 2021.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any proposal to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at the 2022 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than February 26, 2022. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

COMPANY INFORMATION

NW Holdings makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Director Selection Criteria;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and
•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012, ext. 2402.

Shareholders may communicate with the Chair of the Board or the non-management directors of the Board by mailing correspondence to 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $7,500 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy, or, alternatively, grant your proxy by telephone or the internet, so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Shawn M. Filippi
April 15, 2021	Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Approved Compensation Peer Group

American States Water Company

Aqua America, Inc.

Atmos Energy Corporation

Avista Corporation

California Water Service Group

Chesapeake Utilities Corporation

El Paso Electric Company

IDACORP, Inc.

MGE Energy, Inc.

NorthWestern Corporation

ONE Gas, Inc.

Otter Tail Corporation

PNM Resources, Inc.

Portland General Electric Company

SJW Group

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

A-1

EXHIBIT B

WTW Energy Services Industry Executive Compensation Survey Report—2019

(Revenue less than $1B)

Aqua America

California Independent System Operator Corporation

Canadian Solar

Chesapeake Utilities Corporation

Citizens Energy Group

CLEAResult

Colorado Springs Utilities

Core Laboratories

Dairyland Power Cooperative

Duquesne Light

EDF Renewable Energy

El Paso Electric

Energy Northwest

ERCOT

Framatome

Institute of Nuclear Power Operations

ISO New England

Knoxville Utilities Board

Midwest Independent Transmission System Operator, Inc.

Old Dominion Electric Cooperative

Orano

Orlando Utilities Commission

Otter Tail Corporation

Pedernales Electric Cooperative

PJM Interconnection

Precision Drilling

SEMCO Energy

Silicon Ranch Corporation

Southern Maryland Electric Cooperative

STP Nuclear Operating Company

Unitil Corporation

B-1

EXHIBIT C

WTW Energy Services Industry Executive Compensation Survey Report—2019

(Revenue $1B to $3B)

ALLETE, Inc.

Avista Corporation

Black Hills Corporation

Boardwalk Pipeline Partners, LP

BWX Technologies, Inc.

Cleco

CPS Energy

E.ON—Climate and Renewables

First Solar, Inc.

Genesis Energy

Great River Energy

Hawaiian Electric Industries

Helmerich & Payne

ICF International

Idaho Power

ITC Holdings Corp.

JEA Energy LLC

Lower Colorado River Authority

Nebraska Public Power District

New Jersey Resources

NorthWestern Energy, LLC

NuStar Energy

OGE Energy Corp.

Oglethorpe Power Corporation

Omaha Public Power District

ONE Gas, Inc.

PNM Resources, Inc.

Portland General Electric Company

Santee Cooper

South Jersey Industries, Inc.

Southwest Gas

Spire Inc.

TECO Energy, Inc.

UNS Energy Corporation

URENCO

C-1

EXHIBIT D

WTW General Industry Executive Compensation Survey Report—2019

(Revenue $500M to $1B)

Acronis

Alyeska Pipeline Service

American Heart Association

American University

Armstrong Flooring

Armstrong World Industries

Blount International

Board of Pensions of the Presbyterian Church

Bush Brothers & Company

Career Education

CEGEDIM

Ceridian HCM

Chicago Transit Authority

Children’s Hospital & Medical Center

City of Greensboro

Columbus McKinnon

Compassion International

DePaul University

Doncasters Group

Donnelley Financial Solutions

Element Fleet Management

ESCO Technologies

Farmer Brothers

Genus

GOJO Industries

Grande Cheese

Grupo Cementos de Chihuahua

Hi-Crush Proppants

Hunton Andrews Kurth

Innophos

International Data Group

Jack in the Box

Judicial Council of California

KI, Inc

Kimley-Horn and Associates

Learning Care Group

Limbach

Lutron Electronics

Lydall

Maricopa Integrated Health System

McClatchy

Minneapolis School District

Mission Produce

MRIGlobal

MTS Systems

Northern Arizona University

Northwest Permanente PC

Pacific Northwest National Laboratory

PODS Enterprises

Port of Seattle

Rayonier

Reiter Affiliated Companies

Rite-Hite

S&C Electric

Savannah River Remediation

St Francis Hospital

Standex International

SWIFT

Taubman Centers

TaylorMade Golf

TDIndustries

Terracon Consultants

TomTom

Wells Enterprises

D-1

EXHIBIT E

American Gas Association Executive Compensation Survey—2019

Atmos Energy Corporation

Avista Corporation

Berkshire Hathaway Energy

Black Hills Corporation

CenterPoint Energy, Inc.

Chesapeake Utilities Corporation

Citizens Energy Group

City of Gainesville

Colorado Springs Utilities

CPS Energy

Dominion Energy Southeast Energy Group

Enstar Natural Gas Company

Equitrans Midstream Corporation

Eversource Energy

Greenville Utilities

Hawaii Gas

Knoxville Utilities Board

LG&E and KU Energy LLC

Memphis Light, Gas & Water

Metropolitan Utilities District

Montana-Dakota Utilities Company

Mountaineer Gas Company

National Fuel Gas Company

National Gas & Oil Cooperative

New Jersey Resources Corporation

NiSource Inc.

NorthWestern Energy, LLC

ONE Gas, Inc.

Peoples Natural Gas

Philadelphia Gas Works

Puget Sound Energy, Inc.

San Diego Gas & Electric Company

SEMCO Energy, Inc.

South Jersey Industries

Southern Company Gas

Southern Star Central Gas Pipeline

Southwest Gas Corporation

Spire Inc.

TC Energy (TECO Energy)

Washington Gas

Xcel Energy Inc.

E-1

EXHIBIT F

NON-GAAP RECONCILIATIONS

	2020		2019		2018
In millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income from continuing operations	$70.3	$2.30	$65.3	$2.19	$67.3	$2.33
Adjustments:
Regulatory pension disallowance(1)	—	—	10.5	0.35	—	—
Tax effects on non-GAAP adjustments	—	—	(3.9)	(0.13)	—	—

Adjusted net income from continuing operations	$70.3	$2.30	$71.9	$2.41	$67.3	$2.33

(1)

Regulatory disallowance related to the pension balancing account was recognized in the first quarter of 2019. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5% and reducing the disallowance by $1.1 million of deferred taxes specifically associated with the pension balancing account. EPS amounts are calculated using diluted shares of 30.6 million as shown on the NW Holdings Consolidated Statements of Comprehensive Income.

F-1

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15TH AVENUE BROOKLYN, NY 11219 ~How to Vote~ Please Choose One of the Following Voting Methods VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com To vote now by Internet, go to www.proxyvote.com. Have your proxy card available and follow the instructions provided at the website. Internet voting is available until 11:59 p.m. Eastern Daylight Time on May 26, 2021. During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2021 You may attend the 2021 Annual Meeting of Shareholders in a virtual meeting format only, conducted via live webcast and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Call the toll-free number, 1-800-690-6903. Have your proxy card available and follow the instructions provided on the call. Telephone voting is available until 11:59 p.m. Eastern Daylight Time on May 26, 2021. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42476-P49937 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORTHWEST NATURAL HOLDING COMPANY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS: For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Proposal 1. 1. The election of four Class I directors for terms of three years and two Class III directors for terms of two years. Class I Nominees: 1) Timothy P. Boyle 2) Monica Enand 3) Hon. Dave McCurdy 4) Malia H. Wasson Class III Nominees: 5) Karen Lee 6) Nathan I. Partain Proposal 3. 3. The ratification of the appointment of PricewaterhouseCoopers LLP as Northwest Natural Holding Company’s independent registered public accountants for the fiscal year 2021. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3: This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. For Against Abstain Proposal 2. 2. Advisory vote to approve Named Executive Officer Compensation. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Please detach the below along the perforated line and mail in the envelope provided. D42477-P49937 REVOCABLE PROXYNORTHWEST NATURAL HOLDING COMPANY PROXY FOR 2021 ANNUAL MEETING OF SHAREHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints MardiLyn Saathoff, Frank H. Burkhartsmeyer, and Shawn M. Filippi, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Thursday, May 27, 2021 at www.virtualshareholdermeeting.com/NWN2021, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof. If shares of the Company’s common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or Northwest Natural Gas Company Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2021 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side. Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope.